                                                                   EXHIBIT 10.31


                     DOSKOCIL MANUFACTURING COMPANY, INC.


                AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT

                               TABLE OF CONTENTS

                                                                           Page
ARTICLE 1      DEFINITIONS................................................   2
    1.1        Definitions................................................   2

ARTICLE 2      CORPORATE GOVERNANCE.......................................   5
    2.1        Board of Directors.........................................   5
    2.2        Removal....................................................   5
    2.3        Termination of Rights and Obligation.......................   6

ARTICLE 3      RESTRICTIONS ON TRANSFER...................................   6
    3.1        General....................................................   6
    3.2        Legend on Securities.......................................   6
    3.3        Permitted Transferees......................................   7

ARTICLE 4      PREEMPTIVE RIGHTS; RIGHTS OF FIRST
               OFFER; RIGHTS TO JOIN IN SALE;
               REPURCHASE RIGHT AND DRAG ALONG
               RIGHTS.....................................................   7
    4.1        Preemptive Rights..........................................   7
    4.2        Rights of First Offer on Transfer of Equity Securities.....   9
    4.3        Right to Join in Sale......................................  11
    4.4        Repurchase Right...........................................  11
    4.5        Right to Compel Participation in Certain Transactions......  12
    4.6        Mandatory Repurchase.......................................  13
    4.7        Improper Transfer and Termination of Article 4 Provisions..  14

ARTICLE 5      REGISTRATION RIGHTS........................................  14
    5.1        Incidental Registration....................................  14
    5.2        Holdback Agreements........................................  15
    5.3        Registration Procedures....................................  16
    5.4        Indemnification by the Issuer..............................  18
    5.5        Indemnification by Participating Holders...................  18
    5.6        Conduct of Indemnification Proceedings.....................  19
    5.7        Contribution...............................................  20
    5.8        Participation in Public Offering...........................  21
    5.9        Size of Initial Public Offering............................  21
   5.10        Form S-3 Registrations.....................................  21

ARTICLE 6      CONVERSION OF SERIES B AND SERIES C
               PREFERRED STOCK............................................  22
    6.1        Right to Convert...........................................  22
    6.2        Mechanics of Conversion....................................  24

ARTICLE 7      MISCELLANEOUS..............................................  24
    7.1        Debt Approval Right........................................  24
    7.2        Transaction and Advisory Fees..............................  25
    7.3        Termination of Prior Agreements............................  25
    7.4        Entire Agreement...........................................  25
    7.5        Binding Effect; Benefit....................................  25
    7.6        Assignability..............................................  25
    7.7        Amendment; Waiver; Termination.............................  26
    7.8        Notices....................................................  26
    7.9        Headings...................................................  27
   7.10        Counterparts...............................................  28
   7.11        Applicable Law.............................................  28
   7.12        Specific Enforcement.......................................  28
   7.13        Arbitration................................................  28
   7.14        Receipt of Information.....................................  29
   7.15        Distributions..............................................  29

                AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT


          THIS AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT (the "Agreement")
                                                                    ---------
is entered into as of September 19, 1997, by and among Doskocil Manufacturing Company, Inc., a Texas corporation (the "Issuer"), Dogloo, Inc., a California
                                         ------
corporation ("Dogloo"), Westar Capital, a California limited partnership
              ------
("Westar Capital"), Westar Capital II, LLC, a Delaware limited liability company
  --------------
("Westar LLC"), HBI Financial Inc. a Washington corporation ("HBI" and together
  ----------                                                  ---
with Westar Capital and Westar LLC, "Westar"), Enterprise Partners III, L.P., a
                                     ------
Delaware  limited partnership ("Enterprise III"), Enterprise Partners III
                                --------------
Associates, L.P., a Delaware limited partnership ("Enterprise III Associates"),
                                                   -------------------------
Enterprise Partners IV, L.P., a Delaware limited partnership ("Enterprise IV"),
                                                               -------------
Enterprise Partners IV Associates, L.P., a Delaware limited partnership ("Enterprise IV Associates" and together with Enterprise III, Enterprise III
  ------------------------
Associates and Enterprise IV, "Enterprise Funds"), Aurelio F. Barreto III
                               ----------------
("Barreto"), and the other securityholders of the Issuer who are or become
  -------
parties hereto (the "Other Securityholders").  Westar Capital, Westar LLC,
                     ---------------------
Enterprise III, Enterprise III Associates, Enterprise IV, Enterprise IV Associates and HBI are sometimes hereinafter referred to individually as an

"Investor" and collectively as the "Investors."
 --------                           ---------

                                R E C I T A L S

          WHEREAS, pursuant to the Stock Purchase and Exchange Agreement dated as of September 22, 1995 among certain of the parties hereto and Darrell R. Paxman (the "Stock Purchase Agreement"), Westar, Enterprise III, Enterprise III
             ------------------------
Associates, Enterprise IV, Enterprise IV Associates and HBI, acquired securities of Dogloo;

          WHEREAS, certain of the Other Securityholders had previously entered into Common Stock Subscription Agreements, Repurchase Agreements and Buy-Sell Agreements (collectively, the "Security Agreements") with Dogloo and desired to
                               -------------------
terminate such Security Agreements and supersede them with a Securityholders Agreement in consideration for the execution and delivery of the Stock Purchase Agreement and a Securityholders Agreement dated September 22, 1995 by Dogloo and the Investors and the consummation of the transactions contemplated therein by the parties thereto and such transactions were consummated and the Securityholders Agreement was executed;

          WHEREAS, certain of the parties hereto and Benjamin L. Doskocil, Sr. and Mary Frances Doskocil (collectively, the "Doskocils") are parties to a
                                              ---------
Stockholders Agreement (the "DMC Stockholders Agreement") dated as of July 1,
                             --------------------------
1997, as amended, that was entered into at the same time as was that certain Recapitalization Agreement by and among Enterprise III, Enterprise III Associates, Enterprise IV, Enterprise IV Associates, Enterprise Management Partners Corporation, Enterprise Partners Texas Company, L.L.C., the Doskocils, Bed Rock International, Inc., Issuer and Spectrum Polymers, Ltd.; and

          WHEREAS, Dogloo plans to merge with and into Issuer with Issuer as the surviving corporation (the "Merger") and all of the parties hereto desire to
                            ------
enter into this Agreement to amend and restate the existing Securityholders Agreement dated September 22, 1995 and to govern certain of their rights, duties and obligations in respect of the capital stock of the Issuer after consummation of the Merger;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS

          1.1  Definitions. (a) The following terms, used herein, have the
               -----------
following meanings (except as modified by any provision of this Agreement):

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided, that no securityholder of the Issuer shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Issuer. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling" "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Articles of Incorporation" means the articles of incorporation of the Issuer, as amended from time to time.

          "Board" means the board of directors of the Issuer.

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Texas are authorized by law to close.

          "Bylaws" means the Bylaws of the Issuer, as amended from time to time.

          "Common Stock" shall mean the common stock of the Issuer.

          "Equity Securities" means Common Stock, securities convertible into or exchangeable for Common Stock, and options, warrants and other rights to acquire Common Stock.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Fully Diluted" means, with respect to Common Stock and without duplication, all outstanding shares of, and all shares issuable in respect of securities convertible into or exchangeable for, Common Stock, stock appreciation rights or options, warrants and other irrevocable rights to purchase or subscribe for Common Stock or securities convertible into or exchangeable for Common Stock and any Person shall be deemed to own such number of Fully Diluted shares of Common Stock as such Person has the right to acquire from any other Person (including the Issuer).

          "Indebtedness" means any indebtedness for borrowed money created, incurred, assumed or guaranteed by the Issuer, whether now existing or hereafter arising, under any working capital or other credit agreement or facility with a commercial bank, insurance company or other recognized financial institution or incurred in connection with any past or future acquisitions by the Issuer, including, without limitation, any sale/leaseback financing on equipment or real property of the Issuer.

          "Initial Public Offering" means the initial firmly underwritten public offering after the date hereof of Common Stock pursuant to an effective registration statement under the Securities Act.

          "Percentage Ownership" means, with respect to any Securityholder or any group of Securityholders at any time, (i) the number of shares of Fully Diluted Common Stock that such Securityholder or group of Securityholders owns at such time, divided by (ii) the total number of shares of Fully Diluted Common Stock at such time.

          "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Registrable Stock" means all shares of Common Stock owned by any Securityholder until (i) a registration statement covering such shares of Common Stock has been declared effective by the SEC and such shares have been disposed of pursuant to such effective registration statement or (ii) such shares are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar rule then in force) under the Securities Act are met or such shares may be sold pursuant to Rule 144(k) (or any similar rule then in force.

          "Registration Expenses" means (i) all registration and filing fees,
(ii) fees and expenses of compliance with securities or blue sky laws, (iii) printing expenses, (iv) reason-able fees and disbursements of one counsel for the Issuer and the Selling Securityholder(s) and customary fees and expenses for independent certified public accountants retained by the Issuer, (v) fees and expenses in connection with any review of underwriting arrangements by the National Association of Securities Dealers, Inc. (the "NASD") and (vi) fees and
                                                       ----
disbursements of underwriters customarily paid by issuers or sellers of securities, but shall not include any underwriting fees, discounts or commissions attributable to the sale of

Registrable Stock, or any out-of-pocket expenses of the holders of Registrable Stock or any fees and expenses of underwriter's counsel.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securityholder" means each Person (other than the Issuer) who shall be a party to this Agreement, whether in connection with the execution and delivery hereof as of the date hereof, pursuant to Section 7.6 or otherwise so long as such Person shall "beneficially own" (as such term is defined in Rule 13d-3 under the Exchange Act) any Equity Securities of the Issuer.

          "Series B Preferred Stock" means the Series B Preferred Stock of the Issuer, such shares representing shares of Dogloo Series A Preferred Stock that were converted into shares of Series B Preferred Stock as part of the Merger.

          "Series C Preferred Stock" means the Series C Preferred Stock of the Issuer, such shares representing shares of Dogloo Series B Preferred Stock that were converted into shares of Series C Preferred Stock of the Issuer as part of the Merger.

          "Shareholders' Equity" means an amount equal to (i) total assets of the Issuer, less (ii) total liabilities of the Issuer as set forth in the most recent financial statements of the Issuer.

          "Third Party" means a prospective purchaser of shares from a Securityholder in a bona-fide, arm's-length transaction.

          (b) Each of the following terms is defined in the Section set forth opposite such term:

     Term                                             Section
-------------------------------------------------------------
     Advisory Fee                                     7.2
     beneficially own                                 1.1(a)
     Call Period                                      4.4
     control                                          1.1(a)
     Disposing Securityholder                         4.3(a)
     Doskocils                                        Recitals
     Doskocil Transferees                             3.1(b)
     Drag Along Sellers                               4.5(a)
     EBITDA                                           4.4(a)
     EBITDA Multiple                                  4.4(a)
     Eligible Securityholder                          4.1

     First Delivery Date                              4.4(b)
     First Offer Terms                                4.2(a)
     Indemnified Party                                5.6
     Indemnifying Party                               5.6
     Mandatory Repurchase Notice                      4.6(a)
     Maximum Offering Size                            5.1(b)
     Merger                                           Recitals
     NASD                                             1.1(a)
     Notice of Intention                              4.2(a)
     Notice of Issuer's Exercise                      4.2(b)
     Notice of Offeree Securityholder Exercise        4.2(b)
     Offered Securities                               4.2(a)
     Other Securityholders                            Preamble
     Participating Holder                             4.3(b)
     Permitted Transferee                             3.3
     Private Transaction                              3.1(b)
     Repurchase Price                                 4.4(a)
     Restriction Termination                          3.1(a)
     Sale Proposal                                    4.2(a)
     Second Delivery Date                             4.4(b)
     Section 4.1 Notice                               4.1
     Section 4.5 Transaction                          4.5
     Section 4.5 Sale Price                           4.5
     Security Agreements                              Recitals
     Selling Securityholder                           4.2(a)
     Senior Debt                                      6.1
     Series C Redemption Price                        6.1
     Stock Purchase Agreement                         Recitals
     Subordinated Debt                                6.1
     Transfer                                         3.1(a)

                                   ARTICLE 2
                             CORPORATE GOVERNANCE

          2.1  Board of Directors.  Subject to Section 2.3, each Securityholder
               ------------------
entitled to vote for the election of directors to the Board agrees that he or it will vote his or its securities or execute consents, as the case may be, and take all other necessary action (including causing the Issuer to call a special meeting of shareholders) to ensure that Aurelio F. Barreto is elected to the Board of Directors of the Issuer.

          2.2  Removal.  Each Securityholder agrees that if, at any time during
               -------
the term of this Agreement, it is then entitled to vote for the removal of directors of the Issuer, it will not vote any of its securities in favor of the removal of Mr. Barreto unless Mr.

Barreto shall have consented to such removal in writing or the rights of Mr. Barreto to a Board seat have been terminated in accordance with Section 2.3 hereof.

          2.3  Termination of Rights and Obligation.  The right of Barreto to be
               ------------------------------------
a member of the Board pursuant to this Agreement shall terminate at such time as Barreto ceases to own at least ten percent (10%) of the Fully Diluted Common Stock of the Issuer.


                                   ARTICLE 3
                           RESTRICTIONS ON TRANSFER

          3.1  General.  (a)  Subject to subsection (b) below, until the earlier
               -------
of (i) March 1, 2001 or (ii) consummation of an Initial Public Offering (the earlier of (i) or (ii) is hereinafter referred to as the "Restriction
                                                          -----------
Termination"), Barreto may not, directly or indirectly, sell, assign, transfer,
-----------
grant a participation in, pledge or otherwise dispose of ("Transfer") any Equity
                                                           --------
Securities, except transfers permitted by Section 3.3.

          (b) Prior to the consummation of an Initial Public Offering, no Securityholder may transfer any Equity Securities except (i) transfers permitted by Section 3.3, (ii) transfers upon exercise of registration rights pursuant to
Article 5, and (iii) subject to Sections 4.2 and 4.3, transfers to any other Person in any Private Transaction; provided, that no Equity Securities may be transferred pursuant to clauses (i) or (iii) hereof to any Person, other than Doskocil or a Doskocil Transferee (as those terms are defined in the DMC Stockholders Agreement as it may be amended from time to time), unless such Person shall have agreed in writing to be bound by the terms of this Agreement. As used herein, "Private Transaction" means any transfer not covered by clause
                 -------------------
(i) or (ii) above.

          (c) No Securityholder may transfer any Equity Securities at any time except in compliance with applicable federal and state securities laws.

          3.2  Legend on Securities.  (a)  In addition to any other legend that
               --------------------
may be required, each certificate for Equity Securities or any other securities of the Issuer that is issued to any Securityholder shall bear a legend addressing the restrictions imposed on transfer of the shares in substantially the form set forth below or that is otherwise satisfactory in form to the Issuer. To the extent that the share certificates have an existing legend that requires modification, the securityholder shall surrender the certificate to the Issuer so that an appropriate legend may be placed on the certificate or a new certificate issued with such legend.

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION OR NO-ACTION LETTER

     ISSUED BY THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SECURITYHOLDERS AGREEMENT, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM DOSKOCIL MANUFACTURING COMPANY, INC. AND ANY SUCCESSOR THERETO."

          (b) If any Equity Securities or other securities of the Issuer cease to be subject to any and all restrictions on transfer set forth in this Agreement, the Issuer shall, upon the written request of the holder thereof, issue to such holder without charging therefor a new certificate evidencing such Equity Securities or other securities of the Issuer without the second sentence of the legend required by Section 3.2(a) endorsed thereon.

          3.3  Permitted Transferees.  Notwithstanding anything in this
               ---------------------
Agreement to the contrary, any Securityholder may at any time transfer any or all of its Equity Securities to one or more of its Permitted Transferees without the consent of the Board or any other Securityholder or group of Securityholders and without compliance with Sections 4.2 and 4.3, so long as (i) such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement, including, with respect to the Other Securityholders, Section 4.4, and (ii) the transfer to such Permitted Transferee is not in violation of applicable federal or state securities laws. For purposes of this Section 3.3, "Permitted Transferee" means (A) the Issuer, (B) with respect to any Investor,
 --------------------
any Affiliate or partner thereof, (C) (x) a Securityholder's spouse or (y) a Securityholder's siblings or lineal descendants, so long as the Securityholder retains the right to vote the Equity Securities being transferred, (D) a Person who acquires Equity Securities from any Securityholder pursuant to a will or the laws of descent and distribution, and (E) any trust the beneficiaries of which consist only of a Securityholder and/or such Securityholder's spouse, siblings and lineal descendants, so long as such Securityholder retains the right to vote such Equity Securities, (F) any Investor, and (G) Doskocil or a Doskocil Transferee (as those terms are defined in the DMC Stockholders' Agreement as it may be amended from time to time).


                                   ARTICLE 4
                   PREEMPTIVE RIGHTS; RIGHTS OF FIRST OFFER;
                 RIGHTS TO JOIN IN SALE; REPURCHASE RIGHT AND
                               DRAG ALONG RIGHTS

          4.1  Preemptive Rights.  The Issuer shall provide to each
               -----------------
Securityholder who beneficially owns at least ten percent (10%) (5% in the case of Barreto) of the Fully Diluted Common Stock (an "Eligible Securityholder")
                                                   -----------------------
with a written notice (a "Section 4.1 Notice") of any proposed issuance by the
                          ------------------
Issuer of Equity Securities at least fifteen (15) days prior to the proposed issuance date. Such notice shall specify the price at which the Equity Securities are to be issued and the other material terms of the issuance. Each of Enterprise

III Associates, Enterprise IV and Enterprise IV Associates shall be deemed to be an "Eligible Securityholder" for purposes of this Agreement as long as
    -----------------------
Enterprise Funds own sufficient shares of Equity Securities to qualify as an Eligible Securityholder. Each of Westar Capital, Westar LLC and HBI shall be deemed to be an "Eligible Securityholder" for purposes of this Agreement as long
                 -----------------------
as Westar own sufficient shares of Equity Securities to qualify as an Eligible Securityholder. Each Eligible Securityholder shall be entitled to purchase, at the price and on the terms specified in such Section 4.1 Notice, the Equity Securities proposed to be issued on a pro rata basis based upon such Eligible Securityholder's Percentage Ownership. Each Eligible Securityholder may exercise its rights under this Section 4.1 by delivering written notice of its election to purchase Equity Securities to the Issuer within fifteen (15) days of receipt of the Section 4.1 Notice. A delivery of such a written notice (which notice shall specify the number of shares (or amount) of Equity Securities to be purchased by each Eligible Securityholder) shall constitute a binding agreement of such Eligible Securityholder to purchase, at the price and on the terms specified in the Section 4.1 Notice, the number of shares (or amount) of Equity Securities specified in such written notice. The Issuer shall have one hundred twenty (120) days from the date of the Section 4.1 Notice to consummate the proposed issuance of any or all of such Equity Securities which have not been elected to be purchased by the Eligible Securityholders in accordance with this
Section 4.1 at the price and upon terms that are not materially less favorable to the Issuer than those specified in the Section 4.1 Notice. At the consummation of such issuance, the Issuer shall issue certificates representing the Equity Securities to be purchased by the Eligible Securityholders receiving a Section 4.1 Notice registered in the name of such Eligible Securityholders, against payment thereby of the purchase price for such Equity Securities. If the Issuer proposes to issue Equity Securities after such 120-day period, it shall again comply with the procedures set forth in this Section 4.1.

          This Section 4.1 shall not apply to issuances of Equity Securities (i) to employees, directors and consultants of the Issuer or any Affiliate or subsidiary of the Issuer pursuant to employee stock option, stock purchase or other benefit plans or arrangements approved by the Board (including, without limitation, upon the exercise of employee stock options), (ii) in connection with an Initial Public Offering, (iii) in connection with any bona fide, arm's-length restructuring of outstanding debt of the Issuer or any Affiliate or subsidiary of the Issuer, (iv) in connection with any transaction the purpose of which is other than to raise financing, or (v) in connection with any bona fide, arm's-length direct or indirect merger, acquisition, purchase of assets or similar transaction, unless, with respect to (iii), (iv) and (v) above, any Investor will, in connection with such transactions, acquire Equity Securities,
(vi) the exercise or release from escrow of the Warrants (as defined in that certain Securities Purchase Agreement (herein so called) dated as of July 1, 1997 among the Issuer and Doskocil Funding, Inc., NationsBridge, L.L.C., (Doskocil Funding, Inc. and NationsBridge LLC are referred to herein as the "Bridge Lenders") and (vii) to lenders other than Westar or Enterprise Funds or
 --------------
their Affiliates in connection with any refinancing of Issuer indebtedness. In any instance in which Barreto has delivered written notice electing to purchase Equity Securities pursuant to this Section 4.1, Barreto shall be entitled to pay the purchase price of such Equity Securities by exchanging shares of Series B Preferred Stock then held by Barreto and which are subject to redemption on the next Series B Redemption

Date or Dates, valued at the then existing Series B Redemption Price (as defined in the Articles of Incorporation), less all accrued and unpaid dividends with respect to such Series B Preferred Stock to be exchanged (which shall be paid to Barreto on the immediately succeeding dividend payment date); provided, that Barreto shall have no right to pay the purchase price of such Equity Securities in connection with the exercise of his preemptive rights pursuant to this
Section 4.1 by exchanging Subordinated Debt (as defined in Section 6.1 below) received in exchange for the Series B Preferred Stock held by Barreto. The Issuer shall not be under any obligation to consummate any proposed issuance of Equity Securities, regardless of whether it shall have delivered a Section 4.1 Notice in respect of such proposed issuance.

          4.2  Rights of First Offer on Transfer of Equity Securities.  (a)
               ------------------------------------------------------
Except for the transfer of Equity Securities to a Permitted Transferee, if at any time any Securityholder shall desire to sell or otherwise dispose of (including by gift) Equity Securities (such Securityholder being referred to herein as a "Selling Securityholder"), such Selling Securityholder shall deliver
             ----------------------
written notice of its desire to sell Equity Securities (a "Notice of
                                                           ---------
Intention"), accompanied by a copy of a proposal relating to such sale (the
---------
"Sale Proposal"), to each Eligible Securityholder as well as the Issuer, setting
 -------------
forth such Selling Securityholder's desire to make such sale, the number and class of Equity Securities proposed to be transferred (the "Offered Securities")
                                                            ------------------
and the cash price (or the non-cash consideration) at which such Selling Securityholder proposes to sell the Offered Securities and other terms applicable thereto (the "First Offer Terms").
                         -----------------

          (b) Upon receipt of the Notice of Intention, the Issuer shall have the first right to purchase in whole but not in part, all of the Offered Securities on the First Offer Terms by delivering a written notice ("Notice of
                                                                     ---------
Issuer's Exercise") to the Selling Securityholder within fifteen (15) days after
-----------------
receipt of the Notice of Intention and the Eligible Securityholders receiving the Sale Proposal (the "Offeree Securityholders") each shall have the right to
                        -----------------------
offer to purchase on the First Offer Terms up to its pro rata share of the Offered Securities or in such other proportion as the Offeree Securityholders may agree by delivering written notice ("Notice of Offeree Securityholder
                                         --------------------------------
Exercise") to the Selling Securityholder and the Issuer within fifteen (15) days
--------
of receipt of the Notice of Intention. In the event the Issuer does not exercise its right to purchase the Offered Securities pursuant to this Section 4.2(b), those Offeree Securityholders which have delivered a Notice of Offeree Securityholder Exercise within fifteen (15) days of their receipt of the Notice of Intention electing to purchase their pro rata share of the Offered Securities shall be entitled to purchase their pro rata shares (based upon the Fully Diluted Common Stock held by each such electing Offeree Securityholder compared to the Fully Diluted Common Stock held by all such electing Offeree Securityholders). The Issuer shall not purchase any Offered Securities if at such time the Issuer has not redeemed for any reason all shares of Series B Preferred Stock then required to have been redeemed by it or the Issuer is not then current on Subordinated Debt received in exchange for shares of Series B Preferred Stock.

          (c) In the event that the Issuer exercises its rights to purchase all of the Offered Securities or any Offeree Securityholder exercises its rights to purchase any or all of the Offered Securities in accordance with Section 4.2(b) then the Selling Securityholder must sell the Offered Securities to the Issuer or such Offeree Securityholder within thirty (30) days from the date of delivery of the Notice of Issuer Exercise or the last Notice of Offeree Exercise timely received, as applicable; provided, that the Selling Securityholder shall not be required to sell the Offered Securities unless the Issuer and the Offeree Securityholders acquire all of the Offered Securities.

          (d) If all notices required to be given pursuant to Subsections 4.2(a) through (c) have been duly given and the Issuer and the Offeree Securityholders determine not to exercise their respective options to purchase the Offered Securities on the First Offer Terms or determine to purchase less than all of the Offered Securities, then the Selling Securityholder shall have the right, for a period of ninety (90) calendar days from the expiration of the applicable option period pursuant to Section 4.2(b) with respect to such Sale Proposal to sell to any Third Party the Offered Securities on terms not materially less favorable to the Selling Securityholder than those specified in the First Offer Terms.

          (e)  Upon the consummation of any such purchase and sale pursuant to
Section 4.2(c), the Selling Securityholder shall deliver certificates evidencing the Offered Securities sold duly endorsed, or accompanied by written instruments of transfer in form satisfactory to the purchaser thereof duly executed by the Selling Securityholder, free and clear of any liens, against delivery of the purchase price provided in the First Offer Terms payable in the manner specified in the First Offer Terms.

          (f) In the event that the Issuer and the Offeree Securityholders do not exercise their options to purchase the Offered Securities, and the Selling Securityholder shall not have sold all of the Offered Securities to a Third Party Purchaser for any reason before the expiration of the ninety (90) day period described above, such Selling Securityholder shall not give another Notice of Intention pursuant to Section 4.2(a) for a period of ninety (90) calendar days after such ninety (90) day period.

          (g) In the event the Selling Securityholder (other than Benjamin Doskocil) proposes to sell or otherwise dispose of (including by gift) any part of the Offered Securities for consideration other than cash, the Sale Proposal shall include the fair market value of the securities or the proposed non-cash consideration (as determined in good faith by the Board) and the Issuer or any Offeree Securityholder which exercises its option to purchase Offered Securities pursuant to Section 4.2(b), shall be entitled to pay the purchase price in either cash or a non-cash consideration equivalent to the value or the non-cash consideration described in the Sale Proposal.

          (h) In consideration of this Agreement and acknowledgment of the Issuer's offer to purchase the shares of Dogloo Common Stock held by certain minority stockholders of Dogloo in connection with the Merger, each of parties hereto hereby waives any and all rights of first offer to purchase such shares which it may have had under the Securityholders Agreement dated as of September 22, 1995.

          4.3  Right to Join in Sale.  (a)  Notwithstanding anything to the
               ---------------------
contrary contained herein, if any Eligible Securityholder proposes to sell, dispose of or otherwise transfer Equity Securities pursuant to Section 4.2 (other than a transfer to a Permitted Assignee) (a "Disposing Securityholder"),
                                                    ------------------------
such Disposing Securityholder shall refrain from effecting the consummation thereof, each Other Securityholder shall have been afforded the opportunity to join in such sale on a pro rata basis, as hereinafter provided. For purposes of this Section 4.3, Barreto shall be deemed to be an Eligible Securityholder for so long as he continues to hold any Equity Securities, provided, that in the event Barreto holds less than five percent (5%) of the Fully Diluted Common Stock and elects to join in such sale, the Disposing Securityholder shall have the right to purchase or otherwise sell in a transaction effected pursuant to this Section 4.3, all Equity Securities then held by Barreto. In addition, for purposes of this Section 4.3, Doskocil and each Doskocil Transferee (as those terms are defined in the DMC Stockholders Agreement as it may be amended from time to time) shall be deemed to be "Other Securityholders" and entitled to the
                                     ---------------------
benefits of this Section 4.3.

          (b) Prior to the transfer pursuant to Section 4.3(a) of any Equity Securities held by a Disposing Securityholder, the Other Securityholders may elect to participate in the contemplated transfer by delivering written notice to the Disposing Securityholder and the Issuer within thirty (30) calendar days after receipt of the offer from the Disposing Securityholder. If any Other Securityholder has elected to participate in such sale (each a "Participating
                                                                -------------
Holder"), the Disposing Securityholder and each Participating Holder will be
------
entitled to sell in the contemplated sale Equity Securities equal to the product of (i) the Fully Diluted Common Stock represented by the Equity Securities held by such Disposing Securityholder or such Participating Holder, as the case may be, divided by the Fully Diluted Common Stock held by the Disposing Securityholder and all Participating Holders times (ii) the Fully Diluted Common Stock to be sold in the contemplated sale. The Disposing Securityholder agrees to use its best efforts to obtain the agreement of the prospective transferee to the participation of the Participating Holders in the contemplated transfer and agrees not to transfer any Securities to the prospective transferee if such prospective transferee declines to allow such participation. Such purchase shall be made at the same price and on such other terms and conditions as the prospective transferee has offered the Disposing Securityholder; provided, that the purchase price with respect to any warrant shall be equal to such purchase prices less the exercise price then applicable upon exercise of such warrant under the term thereof.

          4.4  Repurchase Right.  (a)  If any Other Securityholder (other than
               ----------------
Barreto) who is an employee of the Issuer shall cease to be an employee of the Issuer (whether as a result of resignation, retirement, death, permanent disability or termination by the Company for any reason or no reason whatsoever), the Issuer shall have the right during a sixty (60) day period after such cessation or termination (the "Call Period") to repurchase, and such
                                          -----------
Other Securityholder or its Permitted Transferees shall be obligated to sell to the Issuer, all Equity Securities held by such Other Securityholder or which have been transferred by such Other Securityholder to a Permitted Transferee at a price equal to the Repurchase Price (as defined below). The right of the Issuer to repurchase such Equity Securities pursuant to this Section 4.4 shall terminate upon the expiration of the Call Period. If the Issuer elects to exercise its repurchase rights pursuant to this Section 4.4, such repurchase shall be consummated immediately upon payment of the Repurchase Price by check or promissory note pursuant to Section 4.4(b) below. For purposes of this Agreement, "Repurchase Price" means the greater of:
            ----------------

          1. The product of (A) the quotient of (i) the EBITDA Multiple less the principal amount of Indebtedness outstanding and the aggregate redemption values of all then outstanding series of preferred stock divided by (ii) the number of Shares of Fully Diluted Common Stock, and (B) the number of Equity Securities held by the Other Securityholder; and

          2. An amount (including principal and interest) which the Other Securityholder would have received if he or she had invested the Original Price (as defined in the Stock Purchase Agreement) at seven percent (7%) compounded (on an annual basis) interest for the time that such Other Securityholder held his or her Equity Securities.

     For purposes of this Section 4.4, "EBITDA" means net income of the Issuer
                                        ------
for the Issuer's most recent fiscal year for which audited financial statements are available plus interest expense, income tax expense, depreciation expense and amortization expense as set forth in such audited financial statements. The EBITDA shall be determined by the Issuer's independent public accountants, whose determination shall be conclusive, absent manifest error. For purposes of this
Section 4.4, "EBITDA Multiple" means EBITDA multiplied by a factor of five (5).
              ---------------

          (b) If the amount due to any Other Securityholder or its Permitted Transferees for the repurchase of Equity Securities pursuant to this Section 4.4 exceeds fifty thousand dollars ($50,000), the Issuer may, in its discretion, elect to pay such amount in three (3) equal annual installments, the first installment to be made within thirty (30) days of the date of delivery of the certificates representing the repurchased Equity Securities (the "First Delivery
                                                                  --------------
Date"), the second installment to be paid on the first anniversary date of the
----
First Delivery Date (the "Second Delivery Date") with interest accruing from the
                          --------------------
First Delivery Date at the prime rate of the Issuer's primary bank lender, and the third installment to be paid on the second anniversary of the First Delivery Date, with interest accruing from the Second Delivery Date at the prime rate of the Issuer's primary bank lender.

          4.5  Right to Compel Participation in Certain Transactions.  (a)  If a
               -----------------------------------------------------
majority in interest (based upon ownership of Fully Diluted Common Stock by the Eligible Securityholders) of the Eligible Securityholders (the "Drag Along
                                                                ----------
Seller(s)") should propose to transfer all shares of Common Stock that they own
---------
or have the right to acquire to any Third Party, or propose to consummate a combination transaction with a Third Party by means of any transaction or series of transactions (including, without limitation, any reorganization, merger or consolidation), or propose to sell all or substantially all of the Issuer's assets to a Third Party (any such stock sale, combination transaction or asset sale, a "Section 4.5 Transaction"), the Drag Along Seller(s) may require all but
         -----------------------
not less than all Other Securityholders (other than Barreto) to participate in such stock transfer and/or to vote their shares in favor of such transaction. The Drag Along Seller(s) shall provide written notice of such Section 4.5 Transaction to all other Securityholders (a "Section 4.5 Notice") and a copy of the agreement pursuant to
                    ------------------
which such transaction is to be effected. The Section 4.5 Notice shall identify the Third Party, and, in the case of a stock sale, the number of shares of Common Stock subject to the Section 4.5 Transaction, the consideration per share of Common Stock for which a transfer is proposed to be made (the "Section 4.5
                                                                  -----------
Sale Price") and all other material terms and conditions of the Section 4.5
----------
Transaction. In the case of a stock sale, each Securityholder shall be required to participate in the Section 4.5 Transaction on the terms and conditions set forth in the Section 4.5 Notice and to tender all of his, her or its Securities as set forth below. The price of such transfer shall be the Section 4.5 Sale Price in the case of shares of Common Stock, and in the case of securities convertible into Common Stock shall be the Section 4.5 Sale Price multiplied by the number of shares of Common Stock into which such securities are convertible. In the case of a stock sale, within ten (10) Business Days following the date of the Section 4.5 Notice, each Securityholder shall deliver to a representative of the Drag Along Seller(s) designated in the Section 4.5 Notice certificates or other documents representing all Securities held by such Securityholders, duly endorsed, together with all other documents required to be executed in connection with such Section 4.5 Sale or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such securities pursuant to this Section 4.5(a) at the closing for such Section 4.5 Sale against delivery to Securityholder of the consideration therefor. If any Securityholder should fail to deliver such certificates or other documents to the Drag Along Seller(s), the Issuer shall cause the books and records of the Issuer to show that such Securities are bound by the provisions of this Section 4.5(a) and that such Securities shall be transferred to the Third Party immediately upon surrender for transfer.

          (b) In the case of a stock sale, promptly after the consummation of the transfer of Securities of the Drag Along Seller(s), and all other Securityholders, the Drag Along Seller(s) shall give notice thereof to the other Securityholders, shall remit to such Securityholders who have surrendered their certificates or other documents, as the case may be, the total consideration for the Securities transferred pursuant hereto and shall furnish such other evidence of the completion and time of completion of such transfer and the terms thereof as may be reasonably requested.

          4.6  Mandatory Repurchase.
               --------------------

          (a) Subject to the terms and conditions of this Agreement, the Issuer agrees to repurchase the Securities held by the Other Securityholders in accordance with the terms of this Section 4.6. Each Other Securityholder who desires to exercise his or her rights under this Section 4.6 must elect to effectuate such repurchase by giving the Issuer written notice thereof (the "Mandatory Repurchase Notice") no earlier than January 1, 2000, and not later
----------------------------
than June 30, 2000 with respect to Other Securityholders as of the date hereof and, with respect to any persons who become parties hereto after the date hereof the application and timing of the provisions of this Section 4.6 shall be specified by agreement between the Issuer and such persons.

          (b) The price per share to be paid by the Issuer shall be the Repurchase Price; provided, that for purposes of this Section 4.6, EBITDA Multiple shall mean EBITDA multiplied by a factor of five (5).

          (c) The Issuer's obligation to repurchase the Securities held by the Other Securityholders who exercise their right hereunder is subject to the following conditions precedent: (i) the Securities shall not be subject to any lien, encumbrance, pledge, or other interest of any third party, and shall not have been transferred in violation of applicable law, or the restrictions on transfer imposed by this Agreement; (ii) the repurchase of such Securities shall not violate any loan covenant or other provision of any document or agreement evidencing Indebtedness existing on or after the date hereof; and (iii) the repurchase shall not violate applicable laws restricting corporate distributions to shareholders.

          (d) The closing of the mandatory repurchase shall be no earlier than thirty (30) and no later than ninety (90) days following June 30, 2000. The Repurchase Price shall be paid in cash at the closing. Each Other Securityholder exercising its rights hereunder shall surrender the original certificate evidencing the Securities and shall sign such stock assignments and other documents as the Issuer may reasonably request in order to effectuate the transfer.

          4.7  Improper Transfer and Termination of Article 4 Provisions.  Any
               ---------------------------------------------------------
attempt to transfer any securities of the Issuer not in compliance with this Agreement shall be null and void and neither the Issuer nor any transfer agent shall give any effect in the Issuer's records to such attempted transfer. The provisions of this Article 4 shall terminate upon the consummation of an Initial Public Offering.


                                   ARTICLE 5
                              REGISTRATION RIGHTS

          5.1  Incidental Registration.  (a)  If the Issuer proposes to register
               -----------------------
any of its Common Stock under the Securities Act (other than a registration, (A) on Form S-8 or S-4 or any successor or similar forms, (B) relating to Common Stock issuable upon exercise of employee stock options, employee stock purchases or in connection with any employee benefit or similar plan of the Issuer or (C) in connection with a direct or indirect merger, acquisition or other similar transaction) whether or not for sale for its own account, it will each such time, subject to the provisions of Section 5.1(b) hereof, give prompt written notice at least thirty (30) days prior to the anticipated filing date of the registration statement relating to such registration to each holder of Registrable Stock, which notice shall set forth such holders rights under this
Section 5.1 and shall offer all such holders of Registrable Stock the opportunity to include in such registration statement such number of shares of Registrable Stock as each such holder may request. Upon the written request of any such holder of Registrable Stock made within fifteen (15) days after the receipt of notice from the Issuer (which request shall specify the number of shares of Registrable Stock intended to be disposed of by such holder), the Issuer will use its best efforts to effect the registration under the Securities Act of all Registrable Stock which the Issuer has been so requested to register by such holders, to the extent requisite to permit the disposition of the Registrable Stock so to be registered; provided, that (i) if such registration involves an Underwritten Public Offering, all such holders requesting to be included in the Issuer's registration must sell their Registrable Stock to the underwriters selected as provided in Section 5.3(f) on the same terms and conditions as apply to the Issuer, and (ii) if, at any time after giving written notice of its intention to register any stock pursuant to this Section 5.1(a) and prior to the effective date of the registration statement filed in connection with such registration, the Issuer shall determine for any reason not to register such stock, the Issuer shall give written notice to all such holders and, thereupon, shall be relieved of its obligation to register any Registrable Stock in connection with such registration. The Issuer will pay all Registration Expenses in connection with each registration of Registrable Stock requested pursuant to this Section 5.1. In addition, for purposes of this Section 5.1, Doskocil and each Doskocil Transferee (as those terms are defined in the DMC Stockholders Agreement as it may be amended from time to time) shall be deemed to be a "Securityholder" (and thus a holder of "Registrable Stock" to the extent such person or persons own Common Stock) and entitled to the benefits of this Section 5.1.

          (b) If a registration pursuant to this Section 5.1 involves an Underwritten Public Offering and the managing underwriter advises the Issuer that, in its view, the number of shares of Common Stock which the Issuer and any holder of Registrable Stock intend to include in such registration exceeds the largest number of securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold (the "Maximum Offering Size"), the Issuer will include in such registration, in the
 ---------------------
following priority, up to the Maximum Offering Size:

          (i) first, so much of the Common Stock proposed to be registered by the Issuer as would not cause the offering to exceed the Maximum Offering Size;

          (ii) second, all Registrable Stock requested to be included in such registration by any holder thereof pursuant to this Section 5.1 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such holders on the basis of the relative number of shares of Registrable Stock so requested to be included in such registration).

          5.2  Holdback Agreements.  If any registration of Registrable Stock
               -------------------
shall be in connection with an Underwritten Public Offering, each holder of Registrable Stock hereby agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144, or any successor provision, under the Securities Act, of any Registrable Stock, and not to effect any such public sale or distribution of any other Common Stock of the Issuer or of any stock convertible into or exchangeable or exercisable for any Common Stock of the Issuer (in each case, other than as part of such Underwritten Public Offering) during the fourteen (14) days prior to the effective date of such registration statement (except as part of such registration) or during the period after such effective date that such managing underwriter and the Issuer shall agree.

          5.3  Registration Procedures.  Whenever holders of Registrable Stock
               -----------------------
request that any Registrable Stock be registered pursuant to Section 5.1 hereof (or if Barreto exercises his rights pursuant to Section 5.10 hereof), the Issuer will, subject to the provisions of such Section, use its best efforts to effect the registration and the sale of such Registrable Stock in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

          (a) The Issuer will as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Issuer then qualifies (other than registrations pursuant to Section 5.10 which shall be on Form S-3) or which counsel for the Issuer shall deem appropriate and which form shall be available for the sale of the Registrable Stock to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than ninety (90) days (or such shorter period in which all of the Registrable Stock of the holders thereof included in such registration statement shall have actually been sold thereunder) and not more than one hundred eighty (180) days.

          (b) The Issuer will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each holder of Registrable Stock and each underwriter, if any, of the Registrable Stock covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Issuer will furnish to such holder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Stock owned by such holder.

          (c) After the filing of the registration statement, the Issuer will promptly notify each holder holding Registrable Stock covered by such registration statement of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          (d) The Issuer will use its best efforts to (i) register or qualify the Registrable Stock covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as any holder holding such Registrable Stock reasonably (in light of such holder's intended plan of distribution) requests and (ii) cause such Registrable Stock to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Issuer and do any and all other acts and things that may be reasonably necessary or advisable to enable such holder to consummate the disposition of the Registrable Stock owned by such holder; provided, that the Issuer will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

          (e) The Issuer will immediately notify each holder holding such Registrable Stock covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such holder and file with the SEC any such supplement or amendment.

          (f) The Issuer may select, in its sole discretion, the underwriter or underwriters in connection with any Underwritten Public Offering as it may deem appropriate. The Issuer will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Stock, including the engagement of a "qualified independent underwriter" in connection with the qualification of the underwriting arrangements with the NASD.

          (g) The Issuer will otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its shareholders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of the Securities Act.

          The Issuer may require each holder of Registrable Stock included in a registration statement to promptly furnish in writing to the Issuer such information regarding the distribution of the Registrable Stock as the Issuer may from time to time reasonably request and such other information as may be legally required in connection with such registration.

          Each such holder agrees that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 5.3(e) hereof, such holder will forthwith discontinue disposition of Registrable Stock pursuant to the registration statement covering such Registrable Stock until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.3(e) hereof, and, if so directed by the Issuer, such holder will deliver to the Issuer all copies, other than any permanent file copies then in such holder's possession, of the most recent prospectus covering such Registrable Stock at the time of receipt of such notice. In the event that the Issuer shall give such notice, the Issuer shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 5.3(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 5.3(e) hereof to the date when the Issuer shall make available to such holder a prospectus supplemented or amended to conform with the requirements of Section 5.3(e) hereof.

          5.4  Indemnification by the Issuer.  The Issuer agrees to indemnify
               -----------------------------
and hold harmless each holder holding Registrable Stock covered by a registration statement, its officers, directors and agents, and each Person, if any, who controls such holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Stock (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission so made in strict conformity with information furnished in writing to the Issuer by such holder or on such holder's behalf expressly for use therein; provided that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Stock concerned to such Person if it is determined that the Issuer has provided such prospectus and it was the responsibility of such holder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Issuer also agrees to indemnify any underwriters of the Registrable Stock, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the holders provided in this Section 5.4.

          5.5  Indemnification by Participating Holders.  (a)  Subject to
               ----------------------------------------
Section 5.5(b), each holder holding Registrable Stock included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Issuer, its officers, directors and agents and each Person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer to such holder, but only (i) with respect to information furnished in writing by such holder or on such holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Stock, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any loss, claim, damage, liability or expense described in Section 5.4 results from the fact that a current copy of the prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to-the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Stock concerned to such Person if it is determined that it was the responsibility of such holder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. Subject to Section 5.5(b), each such holder also agrees to indemnify and hold harmless underwriters of the Registrable Stock, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Issuer provided in this Section 5.5. As a condition to including Registrable Stock in any registration statement filed in accordance with Article 5 hereof, the Issuer may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.

          (b) No holder of Registrable Stock shall be liable under Section 5.5(a) for any damage thereunder in excess of the net proceeds realized by such holder in the sale of the Registrable Stock of such holder.

          5.6  Conduct of Indemnification Proceedings.  In case any proceeding
               --------------------------------------
(including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 5, such Person (an "Indemnified Party") shall promptly notify the Person against
                 -----------------
whom such indemnity may be sought (the "Indemnifying Party") in writing and the
                                        ------------------
Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any and all losses, claims, damages, liabilities and expenses or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

          5.7  Contribution.  If the indemnification provided for in this
               ------------
Article 5 is held by a court of competent jurisdiction to be unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Issuer and the holders holding Registrable Stock covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Issuer and such holders on the one hand and the underwriters on the other, from the offering of the Registrable Stock, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Issuer and such holders on the one hand and of such underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Issuer on the one hand and each such holder on the other, in such proportion as is appropriate to reflect the relative fault of the Issuer and of each such holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and such holders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Issuer and such holders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Issuer and such holders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and such holders or by such underwriters. The relative fault of the Issuer on the one hand and of each such holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Issuer and the holders of Registrable Stock agree that it would not be just and equitable if contribution pursuant to this Section 5.7 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.7, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no holder shall be required to contribute any amount in excess of the amount by which the net proceeds realized on the sale of the Registrable Stock of such holder exceeds the amount of any damages which such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each holder's obligation to contribute pursuant to this
Section 5.7 is several in the proportion that the proceeds of the offering received by such holder bears to the total proceeds of the offering received by all such holders and not joint.

          5.8  Participation in Public Offering.  No Person may participate in
               --------------------------------
any Underwritten Public Offering hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and consistent with the provisions of this Agreement in respect of registration rights.

          5.9  Size of Initial Public Offering.  The Issuer agrees that in the
               -------------------------------
event of any Initial Public Offering, Issuer shall use its reasonable best efforts to cause the proceeds of the Initial Public Offering to be sufficient in amount to allow the Series B Preferred Stock to be redeemed in full and, to the extent sufficient to do so, redeem (or prepay in the case of Subordinated Debt) the Series B Preferred Stock.

          5.10 Form S-3 Registrations.  (a) In case the Issuer shall receive a
               ----------------------
written request from Barreto that the Issuer effect a registration on Form S-3 with respect to the Registrable Stock owned by Barreto or his Permitted Transferees, the Issuer will, as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of Barreto's Registrable Stock as is specified in such request, together with all or such portion of the Registrable Stock of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of written notice from the Issuer; provided, that the Issuer shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 5.10: (i) if Form S-3 is not available for such offering; (ii) if Barreto or his Permitted Transferees, collectively, propose to sell Registrable Stock at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than Five Million Dollars ($5,000,000); (iii) if the Issuer shall furnish to Barreto a certificate signed by the President of the Issuer stating that in the good faith judgment of the Board, it would be seriously detrimental to the Issuer and its shareholders for such Form S-3 registration to be effected at such time, in which event the

Issuer shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of Barreto under this Section 5.10; provided, that the Issuer shall not utilize the right set forth in this clause (iii) more than once in any twelve (12) month period; (iv) if the Issuer has, within the twelve (12) month period preceding the date of such request, already effected one (1) registration on Form S-3 for Barreto pursuant to this Section 5.10; or (v) in any particular jurisdiction in which the Issuer would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (vi) prior to the expiration of the lockup period following the Issuer's Initial Public Offering.

          (b) Subject to the foregoing, the Issuer shall file a Form S-3 registration statement covering the Registrable Stock so requested to be registered as soon as practicable after receipt of the request or requests of Barreto and the other holders of Registrable Stock. All expenses in excess of Thirty Thousand Dollars ($30,000), which shall be paid by Barreto and the other holders of Registrable Stock participating in such registration, incurred in connection with the registrations effected pursuant to this Section 5.10 (other than underwriting discounts and commissions), including, without limitation, all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for Barreto and the holders of Registrable Stock and counsel for the Issuer, shall be paid by the Issuer.


                                   ARTICLE 6
              CONVERSION OF SERIES B AND SERIES C PREFERRED STOCK

          6.1  Right to Convert.  Subject to (i) the terms and conditions of any
               ----------------
loan covenant or other provision for the benefit of the holders of Senior Debt contained in any document or agreement evidencing or otherwise related to Senior Debt, (ii) the right of setoff set forth in Section 9.4 of the Stock Purchase Agreement, and (iii) all applicable laws (including, without limitation, the Texas Business Corporation Act), shares of Series B Preferred Stock and Series C (provided that, for purposes of the Series C Preferred Stock only, all holders thereof must consent) shall be convertible, in whole or in part, at the option of the holder thereof, at any time after the date of issuance of such shares and on or prior to the date notice is received from the Issuer of the redemption thereof, at the office of the Issuer or any transfer agent for such stock, into subordinated debt ("Subordinated Debt") in the original aggregate principal
                    -----------------
amount, in the case of the conversion of Series B Preferred Stock, equal to the product of (a) the Series B Redemption Price (as defined in the Articles of Incorporation) (less the accrued and unpaid dividends per share other than any dividends in arrears) and (b) the number of shares of Series B Preferred Stock to be so converted, and in the case of the Series C Preferred Stock, equal to the product of (x) the Series C Redemption Price (as defined in the Articles of Incorporation) (less the accrued and unpaid dividends per share other than any dividends in arrears) and (y) the number of shares of Series C Preferred Stock to be so converted. Holders of Series B or C Preferred Stock shall provide each other holder of Series B or C Preferred Stock fifteen (15) days prior written notice prior to converting shares of Series C Preferred Stock pursuant to this
Section 6.1.

Any such Subordinated Debt shall accrue simple interest at the rate of ten percent (10%) per annum and shall be evidenced by the Subordinated Promissory Notes in the forms attached hereto as Appendix A-2 (for the conversion of Series B Preferred Stock) and A-3 (for the conversion of Series C Preferred Stock). Installments of principal and accrued interest in respect of the Subordinated Debt shall be due and payable thereon on the same terms and conditions as the payment of dividends and redemption payments on the Series B Preferred Stock and the Series C Preferred Stock as the case may by would otherwise have been paid with respect to such Preferred Stock upon redemption thereof. Any accrued and unpaid dividends which are not in arrears at the time of any conversion of Series C Preferred Stock or Series C Preferred Stock pursuant to this Section
6.1 shall be converted to accrued interest to become due and payable on the date of the first installment of principal and interest under the applicable promissory note evidencing the Subordinated Debt. The Subordinated Debt shall be and by exercising its rights under this Section 6.1 the holder of Series A Preferred Stock or Series C Preferred Stock, as the case may be, agrees that such Subordinated Debt shall be subordinate and junior in all respects, including, without limitation, to right of payment and security to Senior Debt. For purposes of this Section 6.1 "Senior Debt" shall mean all principal of,
                                  -----------
premium and interest (including, without limitation, any interest which accrues (or which would accrue but for such case, proceeding or other action) after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of Issuer (whether or not such interest is allowed or allowable as a claim in such case, proceeding or other action)) on any indebtedness created, incurred, assumed or guaranteed by Issuer and its subsidiaries (present or future), whether now existing or hereafter arising, due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, under any working capital or other credit agreement or facility with a commercial bank, insurance company, other recognized financial institution, any debt issued to the public pursuant to a private placement or registration statement filed with and declared effective by the Securities and Exchange Commission, any debt incurred in connection with any past or future acquisitions by the Issuer and its subsidiaries (present and future), and any sale/leaseback financing on equipment or real property of the Issuer or its subsidiaries (present and future) and, solely in the case of the conversion of Series C Preferred Stock, "Senior Debt" shall include, in addition to the above described "Senior Debt," any debt of Issuer resulting from time to time from the conversion of Series B Preferred Stock. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, the Issuer's Senior Subordinated Notes due 2007 issued pursuant to the Indenture between the Issuer and the trustee, including any debt securities issued in exchange for such notes (the "Senior Subordinated Notes") and shall also include such amounts owing (including principal, premium, if any, interest (including interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in documentation with respect thereto, whether or not such interest is an allowed claim under applicable law)) under the credit agreement by and among the Issuer, NationsBanc Capital Markets, Inc. and Donaldson, Lufkin & Jenrette, as arrangers and syndication agents, certain lending parties thereto, and NationsBank of Texas, N.A., as agent, as it may be amended from time to time (the "Senior Credit Facility").

          6.2  Mechanics of Conversion.  Before any holder of Series B Preferred
               -----------------------
Stock or Series C Preferred Stock shall be entitled to convert shares of Series B Preferred Stock or Series C Preferred Stock into Subordinated Debt, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Issuer or of any transfer agent for Series B Preferred Stock or Series C Preferred Stock, respectively, and shall give written notice to the Issuer at its principal corporate office, of the election to convert the same. The Issuer shall, as soon as practicable thereafter, execute and deliver to such holder or to the nominee or nominees of such holder, all documents reasonably requested by such holder evidencing the Subordinated Debt with such additional terms, if any, as are reasonably agreed upon by the Issuer and such holder; provided, that such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock or Series C Preferred Stock to be converted. In the event of a conversion of their shares of Series B Preferred Stock or Series C Preferred Stock pursuant to this Article 6, the holder of the Series B Preferred Stock or Series C Preferred Stock being converted shall enter into such agreements and other documents as may be required by the holders of Senior Debt, on or after the date of conversion, in order to evidence the subordination of the Subordinated Debt to the Senior Debt as a condition to the conversion thereof. In the event that the holder or holders of Series B and/or Series C Preferred Stock elect to convert shares of Series B or Series C Preferred Stock, as the case may be, and (i) the assets or retained earnings of the Issuer shall be insufficient to permit the conversion of all such shares, or (ii) Issuer is otherwise restricted from converting all such shares, the Issuer shall first convert the maximum number of shares of Series B Preferred Stock that it is otherwise permitted to convert (the "Convertible B Shares") and second shall
                                     --------------------
convert the maximum number of Series B Preferred Stock that it is otherwise permitted to convert (the "Convertible C Shares"). Each holder of Series B or
                           --------------------
Series C Preferred Stock shall be entitled to convert his or its pro rata share of the Convertible B or Convertible C shares, as the case may be, based on the number of shares of Series B or Series C held by such Securityholder compared to the total number of shares of Series A or Series B Preferred Stock outstanding. Notwithstanding anything else set forth in this Article 6, no holder of Series B or Series C Preferred Stock shall have the right to convert shares of Series B or Series C Preferred Stock more than once in any three (3) month period.


                                   ARTICLE 7
                                 MISCELLANEOUS

          7.1  Debt Approval Right.  Subject to that certain Agreement, executed
               -------------------
by Barreto as of May 27, 1997, by and among Dogloo, Barreto, Westar, Enterprise III, Enterprise III Associates and HBI, (the "Barreto Agreement"), so long as
                                              -----------------
Barreto continues to hold any shares of Series B Preferred Stock or Subordinated Debt issued upon the conversion of Series B Preferred Stock with an aggregate principal amount in excess of Two Million Two Hundred Thousand Dollars ($2,200,000), the Issuer shall not, without the prior written consent of Barreto, incur any additional Indebtedness which would cause the Debt to Equity Ratio to exceed three point five (3.5).

          7.2  Transaction and Advisory Fees.  The parties to this Agreement
               -----------------------------
hereby acknowledge and agree that Westar shall be permitted to charge the Issuer a monthly advisory fee (the "Advisory Fee"), which may be determined and
                             ------------
modified from time to time by the Board.

          7.3  Termination of Prior Agreements.  With the exception of the
               -------------------------------
Barreto Agreement, which will remain in full force and effect, upon the consummation of the Merger and not before then, any prior subscription agreement, buy-sell agreement, repurchase agreement or other agreement pertaining to the purchase and sale of shares of the Issuer or Dogloo after the date hereof between such Securityholder and the Issuer, Dogloo or any other party, including that certain Securityholders Agreement dated September 22, 1995, shall be deemed to be terminated and this Agreement shall be effective and shall be deemed to have superseded such agreements.

          7.4  Entire Agreement.  With the exception of the Barreto Agreement,
               ----------------
which will remain in full force and effect, this Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

          7.5  Binding Effect; Benefit.  This Agreement shall inure to the
               -----------------------
benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except that, for purposes of Sections 4.3 and 5.1, herein, the Doskocils and each Doskocil Transferee (as those terms are defined in the DMC Stockholders' Agreement as it may be amended from time to time) are intended beneficiaries.

          7.6  Assignability.  Neither this Agreement nor any right, remedy,
               -------------
obligation or liability arising hereunder or by reason hereof shall be assignable by the Issuer or any Securityholder provided that this provision shall not preclude or prohibit any successor entity from succeeding to the benefits and obligations hereof. Any Securityholder who ceases to beneficially own any Equity Securities shall cease to be bound by the terms hereof; provided, that any Person acquiring Equity Securities who is required by the terms of this Agreement to become a party hereto shall execute and deliver to Issuer an agreement to be bound by this Agreement and shall henceforth be a "Securityholder." Any Securityholder who ceases to beneficially own any Equity Securities shall cease to be bound by the terms hereof (other than Sections 5.5, 5.6, and 5.7).

          7.7  Amendment; Waiver; Termination.  (a)  No provision of this
               ------------------------------
Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Issuer with the approval of the Board and Securityholders holding or having the right to acquire at least a majority of the Fully Diluted Common Stock. Sections 3.1, 3.3, 4.3 and 5.1 herein may not be amended or otherwise modified to adversely affect the Doskocils or any Doskocil Transferee (as those terms are defined in the DMC Stockholders' Agreement as it may be amended from time to time) without the written consent of the Doskocils or such Doskocil Transferee.

          (b) This Agreement, other than Article V hereof, shall terminate on the earlier to occur of (i) the closing of an underwritten initial public offering of common stock by the Issuer (or any successor entity) of Company Stock pursuant to a registration statement declared effective under the Act,
(ii) the first time at which any equity securities of the Company (or any successor entity) have been registered under Section 12(b) or 12(g) of the Exchange Act, (iii) as a result of or at any time after any transfer of Issuer (or any successor entity) Common Stock in connection with a sale of the Issuer, whether such sale is effected by merger, consolidation, sale of assets or sale or exchange of stock representing at least fifty percent (50%) of the voting power of the stock of the Issuer (in terms of number of votes for the election of directors), or (iv) unless otherwise consented to by the lenders, the foreclosure of the pledge of Issuer's Common Stock made pursuant to the Credit Agreement dated July 1, 1997 and related loan documents, as amended. A merger effected to reincorporate the Issuer shall not be considered a sale of the Issuer and shall not terminate this Agreement. The provisions of Article V hereof shall terminate on the third anniversary of the termination of the other provisions of this Agreement.

          (c) In addition, any amendment, modification or termination of any provisions of this Agreement that would materially adversely affect any Investor, Barreto or any other Securityholder may be effected only with the consent of such effected party.

          7.8  Notices.  All notices and other communications given or made
               -------
pursuant hereto or pursuant to any other agreement among the parties, unless otherwise specified, shall be in writing and shall be deemed to have been duly given or made if sent by fax (with confirmation in writing), delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the fax number or address set forth below or at such other addresses as shall be furnished by the parties by like notice, and such notice or communication shall be deemed to have been given or made upon receipt:

If to the Issuer:   Doskocil Manufacturing Company, Inc.
                    4209 Barnett
                    Arlington, Texas  76017
                    Attention:  President
                    Fax:  (817)

If to Westar, to:             Westar Capital
                              Westar LLC
                              950 South Coast Drive
                              Suite 165
                              Costa Mesa, California 92626
                              Attention:  John W. Clark, General Partner
                              Fax:  (714) 434-5166

If to Enterprise III, IV
or Enterprise III or IV
Associates:                   Enterprise Partners III, L.P.
                              Enterprise Partners III Associates, L.P.
                              Enterprise Partners IV, L.P.
                              Enterprise Partners IV Associates, L.P.
                              5000 Birch Street, Suite 6200
                              Newport Beach, California  92660
                              Attention:  Charles D. Martin, General Partner
                              Fax:  (714) 833-3650

If to HBI, to:                HBI Financial, Inc.
                              c/o Bogle & Gates
                              Two Union Square
                              601 Union Street
                              Suite 4700
                              Seattle, Washington 98101
                              Erwin L. Treiger, Esq.
                              Fax: (206) 621-2660

With a copy, in each case,
to:                           O'Melveny & Myers LLP
                              610 Newport Center Drive, Suite 1700
                              Newport Beach, California 92660
                              Attention: J. Jay Herron, Esq.
                              Fax: (714) 669-6994

If to Barreto, to:            Aurelio F. Barreto, III
                              20455 Somma Drive
                              Lake Matthews, CA 92570


Any Person who becomes a Securityholder shall provide its address and fax number to the Issuer, which shall promptly provide such information to each other Securityholder.

          7.9  Headings.  The headings contained in this Agreement are for
               --------
convenience only and shall not affect the meaning or interpretation of this Agreement.

          7.10  Counterparts.  This Agreement may be executed any number of
                ------------
counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          7.11  Applicable Law.  This Agreement shall be governed by, and
                --------------
construed in accordance with, the laws of the State of Texas, without regard to the conflicts of law rules of such state.

          7.12  Specific Enforcement.  Each party hereto acknowledges that the
                --------------------
remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

          7.13  Arbitration.  All claims, disputes and other matters in question
                -----------
arising out of, or relating to, this Agreement or the performance thereof shall be submitted to, and determined by, arbitration if good faith negotiations among the parties hereto, if any, does not resolve such claim, dispute or other matter. Such arbitration shall proceed in accordance with the then-current rules for arbitration as established by Judicial Arbitration Mediation Services, Inc./ENDISPUTE ("JAMS"), unless the parties hereto mutually agree otherwise, and
                 ----
pursuant to the following procedures:

          (a) The parties to the dispute shall each appoint an arbitrator from the JAMS panel of retired judges, and those party-appointed arbitrators shall appoint an arbitrator from the JAMS panel of retired judges within ten (10) days. If the party-appointed arbitrators fail to appoint an arbitrator within ten (10) days, such arbitrator shall be appointed by JAMS in accordance with its rules.

          (b)   Reasonable discovery shall be allowed in arbitration.

          (c) All proceedings before the arbitrators shall be held in Orange County, California. The governing law shall be as specified in Section 7.11.

          (d) The award rendered by the arbitrators shall be final and binding, and judgment may be entered in accordance with applicable law and in any court having jurisdiction thereof.

          (e) The award rendered by the arbitrators shall include (i) a provision that the prevailing party in such arbitration recover its costs relating to the arbitration and reasonable attorneys' fees from the other party,
(ii) the amount of such costs and fees, and (iii) an order that the losing party pay the fees and expenses of the arbitrators.

          7.14  Receipt of Information.  The Other Securityholders acknowledge
                ----------------------
and agree that the Issuer has afforded each Other Securityholder and his or her advisors (i) full and complete access to all information with respect to the Issuer, its business and financial condition to the extent that such information was possessed by the Issuer or could be acquired by the Issuer without unreasonable effort or expense, that such Other Securityholder and his or her advisors deem necessary in order to evaluate the merits and risks of the transactions contemplated by this Agreement and (ii) an opportunity to ask questions of the Issuer's officers and representatives regarding the Issuer, its business and financial condition and this Agreement.

          7.15  Distributions.  Each of the Investors and Barreto and Paxman (as
                -------------
investors and holders of Common Stock and Preferred Stock) and each of the Other Securityholders hereby consents and approves the "distributions to its shareholders" (as such term is defined in Section 166 of the California General Corporation Law and Section 1.02 A(8) of the Texas Business Corporations Act) to be made by Issuer as part of the transactions contemplated by the Merger, including purchases of Dogloo Common Stock, cash payments made in connection with the cancellation of certain Dogloo stock options, and the redemption of Issuer Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

    COUNTERPART SIGNATURE PAGE TO AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                        DOSKOCIL MANUFACTURING COMPANY, INC.,
                        a Texas corporation



                        By:  /s/ LARRY E. REMBOLD
                             -------------------------------------
                             Larry E. Rembold
                        Its: President and Chief Executive Officer


                        DOGLOO, INC.,
                        a California corporation



                        By:  /s/ MICHAEL J. FARMER
                             -------------------------------------
                             Michael J. Farmer
                        Its: Executive Vice President


                        WESTAR CAPITAL

                        By:  Westar Capital Associates,
                             a limited partnership
                        Its: General Partner


                        By:  /s/ JOHN W. CLARK
                             -------------------------------------
                             John W. Clark
                        Its: General Partner


                        WESTAR CAPITAL II, LLC

                        By:  Westar Capital Associates II, LLC
                        Its: Member


                        By:  /s/ JOHN W. CLARK
                             -------------------------------------
                             John W. Clark
                        Its: Member

                         ENTERPRISE PARTNERS III, L.P.

                         By:   Enterprise Management Partners III,
                               L.P.
                         Its:  General Partner


                         By:   /s/ CHARLES D. MARTIN
                               -----------------------------------
                               Charles D. Martin
                         Its:  General Partner

                         ENTERPRISE PARTNERS III ASSOCIATES, L.P.

                         By:   ENTERPRISE MANAGEMENT PARTNERS III,
                               L.P.
                         Its:  General Partner


                         By:   /s/ CHARLES D. MARTIN
                               -----------------------------------
                               Charles D. Martin
                         Its:  General Partner


                         ENTERPRISE PARTNERS IV, L.P.

                         By:   Enterprise Management Partners IV,
                               L.P.
                         Its:  General Partner


                         By:   /s/ CHARLES D. MARTIN
                               -----------------------------------
                               Charles D. Martin
                         Its:  General Partner

                         ENTERPRISE PARTNERS IV ASSOCIATES, L.P.

                         By:   ENTERPRISE MANAGEMENT PARTNERS IV,
                               L.P.
                         Its:  General Partner


                         By:   /s/ CHARLES D. MARTIN
                               -----------------------------------
                               Charles D. Martin
                         Its:  General Partner

                         HBI FINANCIAL, INC.


                         By:   /s/ CHARLES E. PACKARD
                               -----------------------------------
                               Charles E. Packard
                         Its:  Executive Vice President



                         /s/ AURELIO F. BARRETO III
                         -----------------------------------------
                         Aurelio F. Barreto III


                         OTHER SECURITYHOLDERS:



                         _______________________________________________________
                         Michael J. Farmer

                         Garcia Family Trust



                         By:   _________________________________________________
                               Enrique A.J. Garcia, Trustee



                         _______________________________________________________
                         John C. Gonzalez



                         _______________________________________________________
                         Beverly A. Poirer

                         _______________________________________________________
                         Sonia Tongson



                         _______________________________________________________
                         Vicki L. Wedworth



                         _______________________________________________________
                         Patrick H. Wilson

                               CONSENT OF SPOUSE
                               -----------------

          The undersigned spouse of ______________ has read and hereby approves the Amended and Restated Securityholders Agreement. The undersigned hereby agrees to be bound by the terms and conditions of such Agreement, including, without limitation, the right of the Issuer and the Securityholders to purchase any and all interest or right the undersigned may have in Securities of the Issuer pursuant to community property laws, marital property rights or other laws. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Amended and Securityholders Agreement.

DATED:  _________, 1997            _____________________________________________
                                   [Print Name]


                                   _____________________________________________
                                   [Signature]

                                 Appendix A-2


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, OR TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.


                     DOSKOCIL MANUFACTURING COMPANY, INC.

                               SUBORDINATED NOTE

                                                                Arlington, Texas
$__________________                                            _________________

     FOR VALUE RECEIVED, Doskocil Manufacturing Company, Inc., a Texas corporation ("DMC"), promises to pay to the order of _________________
              ---
("________"), his, her or its registered successors and assigns (the "Holder"),
                                                                      ------
in lawful money of the United States of America, the principal sum of ___________________________________ ($________), or such lesser amount as shall then equal the outstanding principal amount hereof, with simple interest (computed on the basis of a 365-day year) on the unpaid principal balance hereof accruing from the date hereof (the "Effective Date") at ten percent (10%) per
                                    --------------
annum simple interest both principal and interest to be payable as provided herein.

     It is the intent of DMC and Holder in the making and acceptance of this Note to contract in strict compliance with the usury laws of the State of Texas (including any superseding federal law), if and to the extent applicable. In the event Holder shall collect monies which are deemed to constitute interest in excess of that permitted to be charged by the laws of the State of Texas (including any superseding federal law), if and to the extent applicable, all such sums so deemed to constitute interest in excess of the maximum lawful interest rate shall be credited as of the date of collection to the payment of principal. Any sums collected by Holder which exceed the amount of the remaining principal and accrued interest hereunder shall be returned to DMC.

     This Note is one of the Subordinated Promissory Notes into which the Series B Preferred Stock of DMC may be converted as referred to in Section 6.1 of that Amended and Restated certain Securityholders Agreement (the "Agreement") entered
                                                             ---------
into as of ____________, 1997, by and among DMC, Westar Capital, Westar LLC, Enterprise Partners III, L.P., Enterprise Partners III Associates, Enterprise Partners IV, L.P., Enterprise Partners III Associates, L.P., HBI Financial, Inc., Aurelio F. Barreto III, Darrell R. Paxman and the other securityholders party thereto. The original principal amount of this Note shall be determined in accordance with the provisions of Section 6.1 of the Agreement.

     The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

     1.   Definitions
          -----------

          The following terms shall have the following respective meanings:

          "Bankruptcy Law" means Title 11, United States Code or any similar
           --------------
Federal or State law for the relief of debtors.

          "Corporate Transactions" means (a) the combination of DMC with another
           ----------------------
entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation); or (b) a sale of all or substantially all of the assets of DMC; unless DMC's shareholders of
                                                  ------
record as constituted immediately prior to such combination or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for this corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

          "Custodian" means any receiver, trustee, assignee, liquidator or
           ---------
similar official under any Bankruptcy Law.

          "Senior Debt" means all principal of, premium and interest (including,
           -----------
without limitation, any interest which accrues (or which would accrue but for such case, proceeding or other action) after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of DMC (whether or not such interest is allowed or allowable as a claim in such case, proceeding or other action)) on any indebtedness created, incurred, assumed or guaranteed by DMC and its subsidiaries (present or future), whether now existing or hereafter arising, due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, under any working capital or other credit agreement or facility with a commercial bank, insurance company, other recognized financial institution, any debt issued to the public pursuant to a private placement or a registration statement filed with and declared effective by the Securities and Exchange Commission, any debt incurred in connection with any past or future acquisitions by DMC and its subsidiaries (present or future), and any sale/leaseback financing on equipment or real estate of DMC. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, DMC's Senior Subordinated Notes due 2007 issued pursuant to the Indenture between DMC and the trustee, including any debt securities issued in exchange for such notes (the "Senior Subordinated Notes") and shall also include such amounts owing (including principal, premium, if any, interest (including interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in documentation with respect thereto, whether or not such interest is an allowed claim under applicable law)) under the credit agreement by and among DMC, NationsBanc Capital Markets, Inc. and Donaldson, Lufkin & Jenrette, as arrangers and syndication agents, certain lending parties thereto, and NationsBank of Texas, N.A., as agent, as it may be amended from time to time (the "Senior Credit Facility").

     2.   Payments.
          --------

          2.1  Payments of Principal and Interest.
               ----------------------------------

               (a) Subject to the terms and conditions of this Note, the principal then outstanding hereunder, together with all accrued and unpaid interest thereon, shall be due and payable upon the consummation of (i) a Corporate Transaction or (ii) an initial public offering of DMC's Common Stock.

               (b) Interest payments shall be paid on March 1 of each year commencing March 1, ____ at the sole discretion of the Board of Directors of DMC.

          2.2  Place of Payments.  All payments required to be made hereunder to
               -----------------
the Holder shall be made on the due date by crediting before 11:00 a.m. Texas time, by federal funds bank wire transfer, such bank account in such bank in the United States as the Holder may previously have designated in writing to DMC.
If any day upon which principal and/or interest of this Note is payable is a day other than a business day (being a day other than a Saturday, Sunday, or a day on which banking institutions in Dallas, Texas are authorized or obligated by law or executive order to close), payment of the principal and/or interest then due may be made on the next succeeding business day with the same force and effect as if it had been made on the due date; provided, that this Note shall continue to bear interest at the contractual rate until the actual date of payment.

          2.3  Optional Prepayments.  The principal amount of this Note may be
               --------------------
prepaid at any time in whole or in part without penalty or premium; provided, that all interest accrued and unpaid to the prepayment date is paid simultaneously therewith; and, provided further, that no prepayment can be made unless all of the Series B and Series C Preferred Stock has been redeemed and the debt issued upon the conversion of the Series A Preferred Stock, if any, has been paid in full. DMC shall notify the Holder of its intention to prepay this Note, in whole or in part, by giving notice at least two (2) business days before the proposed payment date and any such notice, once given, shall be irrevocable. Any payment made pursuant to this Section 2.3 shall be applied, first, to interest accrued and unpaid to the date of such prepayment and, second, to the then outstanding principal amount of this Note.

     3.   Events of Default and Remedies.
          ------------------------------

          3.1  Events of Default.  Each of the following events shall constitute
               -----------------
an event of default (individually, an "Event of Default"; collectively, "Events
                                       ----------------                  ------
of Default"):
----------

               (a) DMC shall default in the due and punctual payment of all or any part of the principal of this Note, or accrued interest thereon when and as such principal and interest shall become due and payable, whether by acceleration or otherwise, and such default shall continue for a period of ten (10) business days after the Holder has given DMC written notice of such default;

               (b) DMC, pursuant to or within the meaning of any Bankruptcy Law, (i) files a voluntary petition in bankruptcy or a petition or answer seeking reorganization, to effect a plan or other arrangement with creditors or any other relief; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors; or

               (c) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against DMC in an involuntary case; (ii) appoints a Custodian of DMC for all, or substantially all its property; or (iii) orders the liquidation of DMC, and in any such case the order or decree remains in effect for ninety (90) days.

          3.2  Remedies.  If an Event of Default shall occur and be continuing,
               --------
the Holder or Holders of this Note may, subject to Section 4 below, declare, by notice in writing given to DMC, the entire unpaid principal amount of this Note together with interest accrued thereon, to be immediately due and payable, in which case this Note shall become immediately due and payable, both as to principal and interest, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

          3.3  Suits for Enforcement.  Subject to Section 4 below, at any time
               ---------------------
after this Note is declared to be due and payable, the Holder of this Note may proceed to protect and enforce its rights either by suit in equity or by action at law, or both, whether for specific performance of any covenant or agreement contained in this Note, or the Holder of this Note may proceed to enforce any other legal or the equitable right as the Holder of such Note. No remedy is intended to be exclusive, and each remedy shall be cumulative.

     4.   Subordination.
          -------------

          4.1  Payment of Note Subordinated to Senior Debt.  DMC and the Holder
               -------------------------------------------
agree for the benefit of the Senior Debt that all indebtedness evidenced by this Note, including principal, premium, if any, and interest, and all other amounts payable to the Holder hereunder (collectively, the "Subordinated Debt") shall,
                                                    -----------------
to the extent hereinafter set forth, be subordinate and junior to all Senior Debt in all respects.

          4.2  No Payments With Respect to Note in Certain Circumstances.
               ---------------------------------------------------------
Unless and until all principal of, premium, if any, and interest on, and all other obligations of DMC under, any Senior Debt shall have been paid in full and all commitments to extend Senior Debt shall have terminated, neither DMC nor any of its subsidiaries or affiliates shall make, and the Holder shall not demand, accept or receive, or attempt to collect or commence any legal proceedings to collect, any direct or indirect payment (in cash or property or by setoff, exercise of contractual or statutory rights or otherwise) of or on account of any amount payable on or with respect to this Note (excluding the accrual of interest hereon) or any interest herein; provided that this Section 4.2 shall not prevent the payment in cash of principal and interest on this Note

(excluding the accrual of interest hereon), but only if (i) both before and after giving effect to such payment, no default ("Payment Default") in payment
                                                  ---------------
of any principal of or premium or interest on any Senior Debt or payment of dividends on Series B or Series C Preferred Stock or redemption of Series B Preferred Stock shall have occurred and be continuing and (ii) (A) so long as any Senior Debt remains outstanding, the holders thereof shall have not determined (and notified DMC of its determination) that there has occurred a material adverse change, or development involving a prospective change, in the business, condition (financial or otherwise), operations, performance, properties or prospects of DMC and its subsidiaries, taken as a whole, since the respective dates as of which such Senior Debt is incurred; and (B) DMC shall not have received written notice from holders of any Senior Debt that a default (other than a Payment Default) under any Senior Debt shall have occurred and be continuing, or that such payment on this Note would result in such a default, permitting such holders to accelerate the maturity thereof; provided, that in the case of this clause (ii), the period (a "Payment Blockage Period") during
                                             -----------------------
which such payments on this Note shall be prohibited shall commence on the date of receipt of such notice and end on the earliest of (x) 179 days thereafter,
(y) the date on which such default shall have been waived in writing or cured and (z) the date on which the benefits of this clause (ii) shall have been waived in writing by such Senior Debt lender or lenders. Notwithstanding anything in clause (ii) to the contrary, in no event will a Payment Blockage Period extend beyond 179 days from the date payment on this Note was due. Any payment under this Note not permitted by this Section 4.2 to be paid shall be deemed to not have been due and payable on such date and the failure to make such payment shall not constitute an Event of Default hereunder.

          4.3  Initiation of Actions.  Unless and until all principal of,
               ---------------------
premium, if any, and interest on, and all other obligations of DMC under, the Senior Debt shall have been paid in full and all commitments to extend Senior Debt shall have terminated, the Holder will not commence or maintain any action, suit or any other legal or equitable proceeding against DMC, or join with any creditor in any such proceeding, under any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar law, unless the holders of Senior Debt shall also join in bringing such proceeding; provided, that the foregoing shall not prohibit the Holder from filing a proof of claim or otherwise participating in any such proceeding not commenced by it.

          4.4  Note Subordinated on Dissolution, Liquidation, Reorganization,
               --------------------------------------------------------------
Etc.  In the event of any insolvency or bankruptcy proceedings, and any
----
receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to DMC or its creditors, in their capacity as creditors of DMC, or to substantially all of its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of DMC, whether or not involving insolvency or bankruptcy, then:

               (a) The holders of the Senior Debt shall first be entitled to receive payment in full of the principal thereof, premium, if any, interest and all other amounts payable thereon (accruing before and after the commencement of the proceedings, whether or not allowed or allowable as a claim in such proceedings) before the Holder is entitled to receive any payment on account or in respect of Subordinated Debt; and

               (b) Any payment or distribution of assets of any kind or character, whether in cash, property or securities to which the Holder would be entitled, but for the provisions of this Note, shall be paid or distributed by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Debt and any other representative on behalf of the holders of Senior Debt to the extent necessary to make payment in full of all amounts of Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of the Senior Debt.

          4.5  Payment Over to Senior Debt.  Should any payment or distribution
               ---------------------------
or security or the proceeds of any thereof be collected or received by the Holder in respect to the Subordinated Debt, at a time when the payment thereof by DMC is prohibited by the terms of this Note, the Holder will forthwith deliver the same to a representative on behalf of the holders of Senior Debt for the equal and ratable benefit of the holders of the Senior Debt in precisely the form received (except for the endorsement or the assignment of or by the Holder where necessary) for application to payment of all Senior Debt in full, after giving effect to any concurrent payment or distribution to the holders of Senior Debt and, until so delivered, the same shall be held in trust by the Holder as the property of the holders of the Senior Debt.

          4.6  Subrogation to Rights of Holders of Senior Debt.  The Holder
               -----------------------------------------------
shall not be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of assets of DMC until all amounts payable with respect to the Senior Debt shall be paid in full, and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holder would be entitled except for these provisions shall, as between DMC, its creditors other than the holders of the Senior Debt, and the Holder of this Note, be deemed to be a payment by DMC to or on account of the Senior Debt. The subordination provisions of this Note are and are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the holders of the Senior Debt, on the other hand. Subject to the payment in full of all of the Senior Debt, the Holder of this Note shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of DMC applicable to the Senior Debt until all amounts owing on the Subordinated Debt shall be paid in full. For purposes of such subrogation, no payments or distributions to the Holder of cash, property, securities or other assets by virtue of the subrogation herein provided which otherwise would have been made to the holders of the Senior Debt shall, as between DMC, its creditors other than the holders of Senior Debt and the Holder of this Note, be deemed to be a payment to or on account of the Subordinated Debt. The Holder agrees that, in the event that all or any part of any payment made on account of the Senior Debt is recovered from the holders of Senior Debt as a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, any payment or distribution received by the Holder on account of the Subordinated Debt at any time after the date of the payment so recovered, whether pursuant to the right of subrogation provided for in this Note or otherwise, shall be deemed to have been received by the Holder in trust as the property of the holders of the Senior Debt and the Holder shall forthwith deliver the same to a representative on behalf of the holders of the Senior Debt for the equal and ratable benefit of the holders of the Senior Debt for application to payment of all Senior Debt in full.

          4.7   Waiver of Notice.  The Holder of this Note hereby waives any and
                ----------------
all notice in respect of the Senior Debt, present or future, and agrees and consents that without notice to or assent by any holder or holders of the Subordinated Debt:

                (a) the obligations and liabilities of DMC or any other party or parties for or upon the Senior Debt (or any promissory note, security document or guaranty evidencing or securing the same) may, from time to time, in whole or in part, be renewed, extended, modified, amended, restated, accelerated, compromised, supplemented, terminated, sold, exchanged, waived or released;

                (b) the holders of the Senior Debt may exercise or refrain from exercising any right, remedy or power granted by or in connection with any agreements relating to the Senior Debt; and

                (c) any balance or balances of funds with any holders of the Senior Debt at any time standing to the credit of DMC may, from time to time, in whole or in part, be surrendered or released;

all as the holders of the Senior Debt may deem advisable and all without impairing, abridging, diminishing, releasing or affecting the subordination of the Subordinated Debt to the Senior Debt provided for herein.

          4.8   Provisions Solely to Define Relative Rights.  Nothing contained
                -------------------------------------------
in the subordination provisions of this Note is intended to or shall impair, as between DMC, its creditors other than the holders of the Senior Debt, and the Holder, the obligation of DMC, which is absolute and unconditional, to pay to the Holder the principal of, premium, if any, and interest on this Note, as and when the same shall become due and payable (except as otherwise provided in this Note) in accordance with its terms, or is intended to or shall affect the relative rights of the Holder and other creditors of DMC other than the holders of the Senior Debt.

          4.9   Reliance by Holders of Senior Debt.  The Holder of this Note
                ----------------------------------
acknowledges and agrees that the holders of the Senior Debt have relied upon and will continue to rely upon the subordination provided for herein in entering into the agreements relating to Senior Debt and in extending credit to DMC pursuant thereto. No present or future holder of Senior Debt shall be prejudiced in its right to enforce the subordination contained herein in accordance with the terms hereof by any act or failure to act on the part of DMC or the Holder. The subordination provisions contained herein are for the benefit of the holders of the Senior Debt from time to time and, so long as any Senior Debt is outstanding under any agreement, may not be rescinded, cancelled or modified in any way without the prior written consent thereto of holders of a majority in aggregate principal amount of Senior Debt.

          4.10  Court Order.  Notwithstanding anything to the contrary in this
                -----------
Note, upon any payment or distribution of assets of DMC in any proceedings for reorganization, insolvency, liquidation, dissolution or other winding up, the Holder shall be entitled to rely upon any final order or decree made by any court of competent jurisdiction in which any such proceedings are pending for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other debt of DMC, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto.

          4.11  Binding Upon Successors and Assigns.  The subordination
                -----------------------------------
provisions hereof shall be binding upon any holder of Subordinated Debt and upon the successors and assigns of the Holder; and all references herein to the Holder shall be deemed to include any successor or successors, whether immediate or remote, to the Holder.

          4.12  Undertaking.  By its acceptance of this Note, the Holder hereof
                -----------
agrees to execute and deliver such documents as may be reasonably requested from time to time by DMC or the holders of any Senior Debt in order to implement the foregoing provisions of this Section 4.

     5.   Miscellaneous
          -------------

          5.1   Waiver.  DMC hereby waives diligence, presentment, demand,
                ------
protest and any other notices of any kind in the enforcement of this Note, save as otherwise specifically provided herein.

          5.2   Notices.  All notices and waivers hereunder shall be in writing
                -------
and shall be given, in the case of DMC, at Doskocil Manufacturing Company, Inc., c/o Westar Capital, 949 South Coast Drive, Suite 600, Costa Mesa, California 92626, Attention John W. Clark (or such other address as may have been notified to the Holder in accordance with the provisions of this section) and, in the case of the Holder, to Holder at _____________________________ ______________
(or such other address as it may have notified to DMC in accordance with the provisions of this section).

          5.3   No Course of Dealing.  No course of dealing between DMC and the
                --------------------
Holder of this Note or any delay on the part of the Holder in exercising any rights under this Note shall operate as a waiver thereof.

          5.4   Severability.  If any one or more of the provisions contained in
                ------------
this Note shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

          5.5   Governing Law.  The terms of this Note shall be governed by the
                -------------
laws of the State of California applicable to agreements entered into, to be wholly performed in and among residents exclusively of, Texas.

          5.6   Waiver and Amendment. Any provision of this Note may be amended,
                --------------------
waived, or modified upon the written consent of DMC and the holder of this Note.

                                   DOSKOCIL MANUFACTURING COMPANY, INC.


                                   By:  ________________________________________
                                        [              ]
                                   Its:  President

                                 Appendix A-3


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, OR TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.


                     DOSKOCIL MANUFACTURING COMPANY, INC.

                               SUBORDINATED NOTE

                                                                Arlington, Texas
$__________________                                            _________________

     FOR VALUE RECEIVED, Doskocil Manufacturing Company, Inc., a Texas corporation ("DMC"), promises to pay to the order of _________________
              ---
("________"), his, her or its registered successors and assigns (the "Holder"),
                                                                      ------
in lawful money of the United States of America, the principal sum of ___________________________________ ($________), or such lesser amount as shall then equal the outstanding principal amount hereof, with simple interest (computed on the basis of a 365-day year) on the unpaid principal balance hereof accruing from the date hereof (the "Effective Date") at ten percent (10%) per
                                    --------------
annum simple interest both principal and interest to be payable as provided herein.

     It is the intent of DMC and Holder in the making and acceptance of this Note to contract in strict compliance with the usury laws of the State of Texas (including any superseding federal law), if and to the extent applicable. In the event Holder shall collect monies which are deemed to constitute interest in excess of that permitted to be charged by the laws of the State of Texas (including any superseding federal law), if and to the extent applicable, all such sums so deemed to constitute interest in excess of the maximum lawful interest rate shall be credited as of the date of collection to the payment of principal. Any sums collected by Holder which exceed the amount of the remaining principal and accrued interest hereunder shall be returned to DMC.

     This Note is one of the Subordinated Promissory Notes into which the Series C Preferred Stock of DMC may be converted as referred to in Section 6.1 of that certain Amended and Restated Securityholders Agreement (the "Agreement") entered
                                                             ---------
into as of ____________, 1997, by and among DMC, Westar Capital, Westar LLC, Enterprise Partners III, L.P., Enterprise Partners III Associates, L.P., HBI Financial, Inc., Aurelio F. Barreto III, Darrell R. Paxman and the other securityholders party thereto. The original principal amount of this Note shall be determined in accordance with the provisions of Section 6.1 of the Agreement.

     The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

     1.   Definitions
          -----------

          The following terms shall have the following respective meanings:

          "Bankruptcy Law" means Title 11, United States Code or any similar
           --------------
Federal or State law for the relief of debtors.

          "Corporate Transactions" means (a) the combination of DMC with another
           ----------------------
entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation); or (b) a sale of all or substantially all of the assets of DMC; unless DMC's shareholders of
                                                  ------
record as constituted immediately prior to such combination or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for this corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

          "Custodian" means any receiver, trustee, assignee, liquidator or
           ---------
similar official under any Bankruptcy Law.

          "Senior Debt" means all principal of, premium and interest (including,
           -----------
without limitation, any interest which accrues (or which would accrue but for such case, proceeding or other action) after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of DMC (whether or not such interest is allowed or allowable as a claim in such case, proceeding or other action)) on any indebtedness created, incurred, assumed or guaranteed by DMC and its subsidiaries (present or future), whether now existing or hereafter arising, due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, under any working capital or other credit agreement or facility with a commercial bank, insurance company, other recognized financial institution, any debt issued to the public pursuant to a private placement or a registration statement filed with and declared effective by the Securities and Exchange Commission, any debt incurred in connection with any past or future acquisitions by DMC and its subsidiaries (present or future), and any sale/leaseback financing on equipment or real estate of DMC. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, DMC's Senior Subordinated Notes due 2007 issued pursuant to the Indenture between DMC and the trustee, including any debt securities issued in exchange for such notes (the "Senior Subordinated Notes") and shall also include such amounts owing (including principal, premium, if any, interest (including interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in documentation with respect thereto, whether or not such interest is an allowed claim under applicable law)) under the credit agreement by and among DMC, NationsBanc Capital Markets, Inc. and Donaldson, Lufkin & Jenrette, as arrangers and syndication agents, certain lending parties thereto, and NationsBank of Texas, N.A., as agent, as it may be amended from time to time (the "Senior Credit Facility").

     2.   Payments.
          --------

          2.1  Payments of Principal and Interest.
               ----------------------------------

               (a) Subject to the terms and conditions of this Note, the principal then outstanding hereunder, together with all accrued and unpaid interest thereon, shall be due and payable upon the consummation of (i) a Corporate Transaction or (ii) an initial public offering of DMC's Common Stock.

               (b) Interest payments shall be paid on March 1 of each year commencing March 1, ____ at the sole discretion of the Board of Directors of DMC.

          2.2  Place of Payments.  All payments required to be made hereunder to
               -----------------
the Holder shall be made on the due date by crediting before 11:00 a.m. Texas time, by federal funds bank wire transfer, such bank account in such bank in the United States as the Holder may previously have designated in writing to DMC.
If any day upon which principal and/or interest of this Note is payable is a day other than a business day (being a day other than a Saturday, Sunday, or a day on which banking institutions in Dallas, Texas are authorized or obligated by law or executive order to close), payment of the principal and/or interest then due may be made on the next succeeding business day with the same force and effect as if it had been made on the due date; provided, that this Note shall continue to bear interest at the contractual rate until the actual date of payment.

          2.3  Optional Prepayments.  The principal amount of this Note may be
               --------------------
prepaid at any time in whole or in part without penalty or premium; provided, that all interest accrued and unpaid to the prepayment date is paid simultaneously therewith; and, provided further, that no prepayment can be made unless all of the Series B and Series C Preferred Stock has been redeemed and the debt issued upon the conversion of the Series B Preferred Stock, if any, has been paid in full. DMC shall notify the Holder of its intention to prepay this Note, in whole or in part, by giving notice at least two (2) business days before the proposed payment date and any such notice, once given, shall be irrevocable. Any payment made pursuant to this Section 2.3 shall be applied, first, to interest accrued and unpaid to the date of such prepayment and, second, to the then outstanding principal amount of this Note.

     3.   Events of Default and Remedies.
          ------------------------------

          3.1  Events of Default.  Each of the following events shall constitute
               -----------------
an event of default (individually, an "Event of Default"; collectively, "Events
                                       ----------------                  ------
of Default"):
----------

               (a) DMC shall default in the due and punctual payment of all or any part of the principal of this Note, or accrued interest thereon when and as such principal and interest shall become due and payable, whether by acceleration or otherwise, and such default shall continue for a period of ten (10) business days after the Holder has given DMC written notice of such default;

               (b) DMC, pursuant to or within the meaning of any Bankruptcy Law, (i) files a voluntary petition in bankruptcy or a petition or answer seeking reorganization, to effect a plan or other arrangement with creditors or any other relief; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors; or

               (c) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against DMC in an involuntary case; (ii) appoints a Custodian of DMC for all, or substantially all its property; or (iii) orders the liquidation of DMC, and in any such case the order or decree remains in effect for ninety (90) days.

          3.2  Remedies.  If an Event of Default shall occur and be continuing,
               --------
the Holder or Holders of this Note may, subject to Section 4 below, declare, by notice in writing given to DMC, the entire unpaid principal amount of this Note together with interest accrued thereon, to be immediately due and payable, in which case this Note shall become immediately due and payable, both as to principal and interest, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

          3.3  Suits for Enforcement.  Subject to Section 4 below, at any time
               ---------------------
after this Note is declared to be due and payable, the Holder of this Note may proceed to protect and enforce its rights either by suit in equity or by action at law, or both, whether for specific performance of any covenant or agreement contained in this Note, or the Holder of this Note may proceed to enforce any other legal or the equitable right as the Holder of such Note. No remedy is intended to be exclusive, and each remedy shall be cumulative.

     4.   Subordination.
          -------------

          4.1  Payment of Note Subordinated to Senior Debt.  DMC and the Holder
               -------------------------------------------
agree for the benefit of the Senior Debt that all indebtedness evidenced by this Note, including principal, premium, if any, and interest, and all other amounts payable to the Holder hereunder (collectively, the "Subordinated Debt") shall,
                                                    -----------------
to the extent hereinafter set forth, be subordinate and junior to all Senior Debt in all respects.

          4.2  No Payments With Respect to Note in Certain Circumstances.
               ---------------------------------------------------------
Unless and until all principal of, premium, if any, and interest on, and all other obligations of DMC under, any Senior Debt shall have been paid in full and all commitments to extend Senior Debt shall have terminated, neither DMC nor any of its subsidiaries or affiliates shall make, and the Holder shall not demand, accept or receive, or attempt to collect or commence any legal proceedings to collect, any direct or indirect payment (in cash or property or by setoff, exercise of contractual or statutory rights or otherwise) of or on account of any amount payable on or with respect to this Note (excluding the accrual of interest hereon) or any interest herein; provided that this Section 4.2 shall not prevent the payment in cash of principal and interest on this Note

(excluding the accrual of interest hereon), but only if (i) both before and after giving effect to such payment, no default ("Payment Default") in payment
                                                  ---------------
of any principal of or premium or interest on any Senior Debt or payment of dividends on Series B or Series C Preferred Stock or redemption of Series B Preferred Stock shall have occurred and be continuing and (ii) (A) so long as any Senior Debt remains outstanding, the holders thereof shall have not determined (and notified DMC of its determination) that there has occurred a material adverse change, or development involving a prospective change, in the business, condition (financial or otherwise), operations, performance, properties or prospects of DMC and its subsidiaries, taken as a whole, since the respective dates as of which such Senior Debt is incurred; and (B) DMC shall not have received written notice from holders of any Senior Debt that a default (other than a Payment Default) under any Senior Debt shall have occurred and be continuing, or that such payment on this Note would result in such a default, permitting such holders to accelerate the maturity thereof; provided, that in the case of this clause (ii), the period (a "Payment Blockage Period") during
                                             -----------------------
which such payments on this Note shall be prohibited shall commence on the date of receipt of such notice and end on the earliest of (x) 179 days thereafter,
(y) the date on which such default shall have been waived in writing or cured and (z) the date on which the benefits of this clause (ii) shall have been waived in writing by such Senior Debt lender or lenders. Notwithstanding anything in clause (ii) to the contrary, in no event will a Payment Blockage Period extend beyond 179 days from the date payment on this Note was due. Any payment under this Note not permitted by this Section 4.2 to be paid shall be deemed to not have been due and payable on such date and the failure to make such payment shall not constitute an Event of Default hereunder.

          4.3  Initiation of Actions.  Unless and until all principal of,
               ---------------------
premium, if any, and interest on, and all other obligations of DMC under, the Senior Debt shall have been paid in full and all commitments to extend Senior Debt shall have terminated, the Holder will not commence or maintain any action, suit or any other legal or equitable proceeding against DMC, or join with any creditor in any such proceeding, under any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar law, unless the holders of Senior Debt shall also join in bringing such proceeding; provided, that the foregoing shall not prohibit the Holder from filing a proof of claim or otherwise participating in any such proceeding not commenced by it.

          4.4  Note Subordinated on Dissolution, Liquidation, Reorganization,
               -------------------------------------------------------------
Etc.  In the event of any insolvency or bankruptcy proceedings, and any
----
receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to DMC or its creditors, in their capacity as creditors of DMC, or to substantially all of its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of DMC, whether or not involving insolvency or bankruptcy, then:

               (a) The holders of the Senior Debt shall first be entitled to receive payment in full of the principal thereof, premium, if any, interest and all other amounts payable thereon (accruing before and after the commencement of the proceedings, whether or not allowed or allowable as a claim in such proceedings) before the Holder is entitled to receive any payment on account or in respect of Subordinated Debt; and

               (b) Any payment or distribution of assets of any kind or character, whether in cash, property or securities to which the Holder would be entitled, but for the provisions of this Note, shall be paid or distributed by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Debt and any other representative on behalf of the holders of Senior Debt to the extent necessary to make payment in full of all amounts of Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of the Senior Debt.

          4.5  Payment Over to Senior Debt.  Should any payment or distribution
               ---------------------------
or security or the proceeds of any thereof be collected or received by the Holder in respect to the Subordinated Debt, at a time when the payment thereof by DMC is prohibited by the terms of this Note, the Holder will forthwith deliver the same to a representative on behalf of the holders of Senior Debt for the equal and ratable benefit of the holders of the Senior Debt in precisely the form received (except for the endorsement or the assignment of or by the Holder where necessary) for application to payment of all Senior Debt in full, after giving effect to any concurrent payment or distribution to the holders of Senior Debt and, until so delivered, the same shall be held in trust by the Holder as the property of the holders of the Senior Debt.

          4.6  Subrogation to Rights of Holders of Senior Debt.  The Holder
               -----------------------------------------------
shall not be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of assets of DMC until all amounts payable with respect to the Senior Debt shall be paid in full, and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holder would be entitled except for these provisions shall, as between DMC, its creditors other than the holders of the Senior Debt, and the Holder of this Note, be deemed to be a payment by DMC to or on account of the Senior Debt. The subordination provisions of this Note are and are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the holders of the Senior Debt, on the other hand. Subject to the payment in full of all of the Senior Debt, the Holder of this Note shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of DMC applicable to the Senior Debt until all amounts owing on the Subordinated Debt shall be paid in full. For purposes of such subrogation, no payments or distributions to the Holder of cash, property, securities or other assets by virtue of the subrogation herein provided which otherwise would have been made to the holders of the Senior Debt shall, as between DMC, its creditors other than the holders of Senior Debt and the Holder of this Note, be deemed to be a payment to or on account of the Subordinated Debt. The Holder agrees that, in the event that all or any part of any payment made on account of the Senior Debt is recovered from the holders of Senior Debt as a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, any payment or distribution received by the Holder on account of the Subordinated Debt at any time after the date of the payment so recovered, whether pursuant to the right of subrogation provided for in this Note or otherwise, shall be deemed to have been received by the Holder in trust as the property of the holders of the Senior Debt and the Holder shall forthwith deliver the same to a representative on behalf of the holders of the Senior Debt for the equal and ratable benefit of the holders of the Senior Debt for application to payment of all Senior Debt in full.

          4.7  Waiver of Notice.  The Holder of this Note hereby waives any and
               ----------------
all notice in respect of the Senior Debt, present or future, and agrees and consents that without notice to or assent by any holder or holders of the Subordinated Debt:

               (a) the obligations and liabilities of DMC or any other party or parties for or upon the Senior Debt (or any promissory note, security document or guaranty evidencing or securing the same) may, from time to time, in whole or in part, be renewed, extended, modified, amended, restated, accelerated, compromised, supplemented, terminated, sold, exchanged, waived or released;

               (b) the holders of the Senior Debt may exercise or refrain from exercising any right, remedy or power granted by or in connection with any agreements relating to the Senior Debt; and

               (c) any balance or balances of funds with any holders of the Senior Debt at any time standing to the credit of DMC may, from time to time, in whole or in part, be surrendered or released;

all as the holders of the Senior Debt may deem advisable and all without impairing, abridging, diminishing, releasing or affecting the subordination of the Subordinated Debt to the Senior Debt provided for herein.

          4.8  Provisions Solely to Define Relative Rights.  Nothing contained
               -------------------------------------------
in the subordination provisions of this Note is intended to or shall impair, as between DMC, its creditors other than the holders of the Senior Debt, and the Holder, the obligation of DMC, which is absolute and unconditional, to pay to the Holder the principal of, premium, if any, and interest on this Note, as and when the same shall become due and payable (except as otherwise provided in this Note) in accordance with its terms, or is intended to or shall affect the relative rights of the Holder and other creditors of DMC other than the holders of the Senior Debt.

          4.9  Reliance by Holders of Senior Debt.  The Holder of this Note
               ----------------------------------
acknowledges and agrees that the holders of the Senior Debt have relied upon and will continue to rely upon the subordination provided for herein in entering into the agreements relating to Senior Debt and in extending credit to DMC pursuant thereto. No present or future holder of Senior Debt shall be prejudiced in its right to enforce the subordination contained herein in accordance with the terms hereof by any act or failure to act on the part of DMC or the Holder. The subordination provisions contained herein are for the benefit of the holders of the Senior Debt from time to time and, so long as any Senior Debt is outstanding under any agreement, may not be rescinded, cancelled or modified in any way without the prior written consent thereto of holders of a majority in aggregate principal amount of Senior Debt.

          4.10 Court Order.  Notwithstanding anything to the contrary in this
               -----------
Note, upon any payment or distribution of assets of DMC in any proceedings for reorganization, insolvency, liquidation, dissolution or other winding up, the Holder shall be entitled to rely upon any final order or decree made by any court of competent jurisdiction in which any such proceedings are pending for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other debt of DMC, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto.

          4.11  Binding Upon Successors and Assigns.  The subordination
                -----------------------------------
provisions hereof shall be binding upon any holder of Subordinated Debt and upon the successors and assigns of the Holder; and all references herein to the Holder shall be deemed to include any successor or successors, whether immediate or remote, to the Holder.

          4.12  Undertaking.  By its acceptance of this Note, the Holder hereof
                -----------
agrees to execute and deliver such documents as may be reasonably requested from time to time by DMC or the holders of any Senior Debt in order to implement the foregoing provisions of this Section 4.

     5.   Miscellaneous
          -------------

          5.1   Waiver.  DMC hereby waives diligence, presentment, demand,
                ------
protest and any other notices of any kind in the enforcement of this Note, save as otherwise specifically provided herein.

          5.2   Notices.  All notices and waivers hereunder shall be in writing
                -------
and shall be given, in the case of DMC, at Doskocil Manufacturing Company, Inc., c/o Westar Capital, 949 South Coast Drive, Suite 600, Costa Mesa, California 92626, Attention John W. Clark (or such other address as may have been notified to the Holder in accordance with the provisions of this section) and, in the case of the Holder, to Holder at ___________________________________________
(or such other address as it may have notified to DMC in accordance with the provisions of this section).

          5.3   No Course of Dealing.  No course of dealing between DMC and the
                --------------------
Holder of this Note or any delay on the part of the Holder in exercising any rights under this Note shall operate as a waiver thereof.

          5.4   Severability.  If any one or more of the provisions contained in
                ------------
this Note shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

          5.5   Governing Law.  The terms of this Note shall be governed by the
                -------------
laws of the State of California applicable to agreements entered into, to be wholly performed in and among residents exclusively of, Texas.

          5.6   Waiver and
                ----------
Amendment.  Any provision of this Note may be amended, waived, or modified upon
---------
the written consent of DMC and the holder of this Note.

                                        DOSKOCIL MANUFACTURING COMPANY, INC.
                                        a Texas corporation

                                        By:  ________________________________
                                             [             ]
                                             Its:  President